The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer free writing prospectus with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$1,378,854,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2006-WF3 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 5% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	587,086,000	1M LIBOR	1.99	1-100	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
A2(5)	359,815,000	1M LIBOR	1.00	1-27	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
A3(5)	103,126,000	1M LIBOR	3.50	27-75	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
A4(5)	37,282,000	1M LIBOR	7.73	75-100	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
M1	60,563,000	1M LIBOR	3.82	42-50	18.50%	TBD	9/25/2036	AA+/Aa1/AA+
M2	63,379,000	1M LIBOR	5.09	50-88	14.00%	TBD	9/25/2036	AA/Aa2/AA
M3	20,422,000	1M LIBOR	8.15	88-100	12.55%	TBD	9/25/2036	AA-/Aa3/AA-
M4	28,169,000	1M LIBOR	4.77	41-100	10.55%	TBD	9/25/2036	A+/A1/A+
M5	20,422,000	1M LIBOR	4.74	40-100	9.10%	TBD	9/25/2036	A/A2/A
M6	16,197,000	1M LIBOR	4.71	40-100	7.95%	TBD	9/25/2036	A-/A3/A-
M7	15,493,000	1M LIBOR	4.69	39-100	6.85%	TBD	9/25/2036	BBB+/Baa1/BBB+
M8	13,380,000	1M LIBOR	4.68	39-100	5.90%	TBD	9/25/2036	BBB/Baa2/BBB
M9	16,197,000	1M LIBOR	4.66	38-100	4.75%	TBD	9/25/2036	BBB-/Baa3/BBB-
M10	23,239,000	1M LIBOR	4.56	38-97	3.10%	TBD	9/25/2036	NR/Baa3/BBB-
B	14,084,000	1M LIBOR	4.36	37-83	2.10%	TBD	9/25/2036	NR/Ba1/BB+

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch)
A1(4)	587,086,000	1M LIBOR	2.06	1-166	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
A2(5)	359,815,000	1M LIBOR	1.00	1-27	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
A3(5)	103,126,000	1M LIBOR	3.50	27-75	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
A4(5)	37,282,000	1M LIBOR	8.90	75-172	22.80%	TBD	9/25/2036	AAA/Aaa/AAA
M1	60,563,000	1M LIBOR	3.82	42-50	18.50%	TBD	9/25/2036	AA+/Aa1/AA+
M2	63,379,000	1M LIBOR	5.09	50-88	14.00%	TBD	9/25/2036	AA/Aa2/AA
M3	20,422,000	1M LIBOR	9.44	88-148	12.55%	TBD	9/25/2036	AA-/Aa3/AA-
M4	28,169,000	1M LIBOR	4.91	41-129	10.55%	TBD	9/25/2036	A+/A1/A+
M5	20,422,000	1M LIBOR	4.86	40-123	9.10%	TBD	9/25/2036	A/A2/A
M6	16,197,000	1M LIBOR	4.82	40-118	7.95%	TBD	9/25/2036	A-/A3/A-
M7	15,493,000	1M LIBOR	4.77	39-114	6.85%	TBD	9/25/2036	BBB+/Baa1/BBB+
M8	13,380,000	1M LIBOR	4.73	39-109	5.90%	TBD	9/25/2036	BBB/Baa2/BBB
M9	16,197,000	1M LIBOR	4.67	38-104	4.75%	TBD	9/25/2036	BBB-/Baa3/BBB-
M10	23,239,000	1M LIBOR	4.56	38-97	3.10%	TBD	9/25/2036	NR/Baa3/BBB-
B	14,084,000	1M LIBOR	4.36	37-83	2.10%	TBD	9/25/2036	NR/Ba1/BB+
(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 2.10%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, and A4 Certificates are the Group 2 Senior Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.
8

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated September 13, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8, M9 and M10 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated September 13, 2006.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority
On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3 and A4 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.	All principal from Group 2 will be paid to the Class A2, A3 and A4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.
To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9, M10 and B Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 45.60% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on September 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

(1)	To pay the Servicing Fee;

(2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related Group;

(3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated Group, to the extent not paid above;

(4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

(5)	To pay Current Interest and Carryforward Interest to the Class A2, A3 and A4 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

(6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

(7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, sequentially and in that order;

(8)	To pay the Credit Risk Manager Fee;

(9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

(10)
Any interest remaining after the application of priorities (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	31	242,452,000	5.08
2	1,333,306,000	5.50	32	226,727,000	5.09
3	1,292,529,000	5.54	33	213,893,000	5.11
4	1,252,964,000	5.54	34	203,392,000	5.12
5	1,214,573,000	5.48	35	193,407,000	5.13
6	1,177,322,000	5.46	36	183,915,000	5.14
7	1,141,179,000	5.43	37	174,888,000	5.15
8	1,106,110,000	5.39	38	166,305,000	5.16
9	1,072,084,000	5.35	39	158,141,000	5.17
10	1,039,071,000	5.31	40	150,378,000	5.18
11	1,007,039,000	5.26	41	142,995,000	5.19
12	975,960,000	5.22	42	135,975,000	5.20
13	944,043,000	5.18	43	129,299,000	5.21
14	911,833,000	5.14	44	122,947,000	5.22
15	880,493,000	5.12	45	116,911,000	5.23
16	846,531,000	5.10	46	111,168,000	5.24
17	810,310,000	5.06	47	105,708,000	5.25
18	774,587,000	5.04	48	100,516,000	5.26
19	739,423,000	5.03	49	95,577,000	5.27
20	704,870,000	5.03	50	90,882,000	5.28
21	670,985,000	5.02	51	86,416,000	5.30
22	637,812,000	5.02	52	82,170,000	5.31
23	605,400,000	5.03	53	78,132,000	5.32
24	573,790,000	5.02	54	74,291,000	5.32
25	464,857,000	5.02	55	70,640,000	5.33
26	406,311,000	5.03	56	67,167,000	5.33
27	355,139,000	5.04	57	63,866,000	5.34
28	316,236,000	5.05	58	60,724,000	5.34
29	285,904,000	5.06	59	57,736,000	5.34
30	261,822,000	5.07	60	54,886,000	5.34

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority
All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)	All remaining amounts to the holder of the Class X Certificates.

*
Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement
An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	115,470,000
2	0	32	114,915,000
3	0	33	112,154,000
4	0	34	107,717,000
5	0	35	103,393,000
6	0	36	99,178,000
7	0	37	95,074,000
8	0	38	91,081,000
9	0	39	87,196,000
10	0	40	83,418,000
11	0	41	79,745,000
12	2,959,000	42	76,176,000
13	5,418,000	43	72,708,000
14	8,376,000	44	69,342,000
15	11,335,000	45	66,070,000
16	14,794,000	46	62,897,000
17	17,753,000	47	59,816,000
18	20,712,000	48	56,828,000
19	23,670,000	49	53,930,000
20	26,629,000	50	51,120,000
21	29,588,000	51	48,396,000
22	32,547,000	52	45,755,000
23	35,506,000	53	43,196,000
24	38,464,000	54	40,718,000
25	41,423,000	55	38,317,000
26	44,382,000	56	35,993,000
27	75,372,000	57	33,741,000
28	94,942,000	58	31,564,000
29	106,754,000	59	29,458,000
30	113,095,000	60	27,417,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority
All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

*
Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each Group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty, and (2) 12, and the denominator of which is the related Group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any Group have been reduced to zero, such weighting shall be on the basis of the principal balance of each Group.

The “Group Subordinate Amount” will be equal to the excess of the related Group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such Group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each Group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the Group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate Group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

All of the Mortgage Loans were originated or acquired by Wells Fargo who will also be the Servicer for the securitization.

Approximately 47.35% of the mortgage loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 0.63% of the first lien mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

The Risk Management Group LLC (“RMG”) will act as a credit risk manager on behalf of the trust fund. RMG’s primary function will be to monitor and advise the servicer with respect to default management and reporting for the benefit of the trust fund. The following summarizes some of RMG’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Review of the prepayment premium collections by the servicer.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority. The allocation of losses to a class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3 and A4 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and the Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 5% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3 and A4 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination
The Class A1, A2, A3 and A4 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3 and A4 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates, until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.
Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 2.10% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 2.10% of the Cut-off Date collateral balance and (b) approximately 4.20% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [35.05]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates has been reduced to zero, [43.20]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

October 2008 to September 2009	[1.70]% for the first month, plus an additional 1/12th of [2.05]% for each month thereafter

October 2009 to September 2010	[3.75]% for the first month, plus an additional 1/12th of [2.15]% for each month thereafter

October 2010 to September 2011	[5.90]% for the first month, plus an additional 1/12th of
[1.75]% for each month thereafter

October 2011 to September 2012	[7.65]% for the first month, plus an additional 1/12th of
[0.95]% for each month thereafter

October 2012 and thereafter	[8.60]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9, M10 and B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Eliza Chu	(212) 438-7317
Moody’s	Nestor Macias	(201) 553-1456
Fitch	Ben Noland	(212) 908-0743

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2006-WF3

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Risk Management Group LLC

Lead Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in October 2006.

Cut-off Date:	September 1, 2006

Pricing Date:	Week of September 18, 2006

Closing Date:	September 29, 2006

Settlement Date:	September 29, 2006

Delay Days:	0 day delay

Dated Date:	September 25, 2006

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.010% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the Certificates are expected to be SMMEA eligible.

ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both the interest rate cap agreement and interest rate swap agreement are terminated, the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES
Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.30	2.56	1.99	1.49	1.12
Window (mos)	1-155	1-122	1-100	1-83	1-35
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2009

Class A2
Avg. Life (yrs)	1.59	1.23	1.00	0.84	0.71
Window (mos)	1-49	1-34	1-27	1-23	1-19
Expected Final Mat.	10/25/2010	7/25/2009	12/25/2008	8/25/2008	4/25/2008

Class A3
Avg. Life (yrs)	6.34	4.87	3.50	2.36	2.00
Window (mos)	49-118	34-93	27-75	23-35	19-30
Expected Final Mat.	7/25/2016	6/25/2014	12/25/2012	8/25/2009	3/25/2009

Class A4
Avg. Life (yrs)	12.02	9.46	7.73	5.75	2.67
Window (mos)	118-155	93-122	75-100	35-83	30-35
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2009

Class M1
Avg. Life (yrs)	4.12	3.59	3.82	4.19	4.18
Window (mos)	37-65	39-51	42-50	46-56	35-59
Expected Final Mat.	2/25/2012	12/25/2010	11/25/2010	5/25/2011	8/25/2011

Class M2
Avg. Life (yrs)	7.73	6.07	5.09	5.23	5.62
Window (mos)	65-137	51-108	50-88	56-73	59-71
Expected Final Mat.	2/25/2018	9/25/2015	1/25/2014	10/25/2012	8/25/2012

Class M3
Avg. Life (yrs)	12.65	9.96	8.15	6.77	5.91
Window (mos)	137-155	108-122	88-100	73-83	71-71
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2012

Class M4
Avg. Life (yrs)	6.91	5.53	4.77	4.40	4.22
Window (mos)	37-155	39-122	41-100	44-83	45-71
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2012

Class M5
Avg. Life (yrs)	6.91	5.52	4.74	4.31	4.07
Window (mos)	37-155	38-122	40-100	42-83	43-71
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2012

Class M6
Avg. Life (yrs)	6.91	5.51	4.71	4.26	3.98
Window (mos)	37-155	38-122	40-100	41-83	42-71
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2012

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call

% CPR	20%	25%	30%	35%	40%

Class M7
Avg. Life (yrs)	6.91	5.51	4.69	4.22	3.91
Window (mos)	37-155	38-122	39-100	41-83	41-71
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2012

Class M8
Avg. Life (yrs)	6.91	5.51	4.68	4.18	3.85
Window (mos)	37-155	38-122	39-100	40-83	40-71
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2012

Class M9
Avg. Life (yrs)	6.91	5.50	4.66	4.15	3.80
Window (mos)	37-155	37-122	38-100	39-83	39-71
Expected Final Mat.	8/25/2019	11/25/2016	1/25/2015	8/25/2013	8/25/2012

Class M10
Avg. Life (yrs)	6.78	5.39	4.56	4.05	3.68
Window (mos)	37-151	37-119	38-97	38-81	38-69
Expected Final Mat.	4/25/2019	8/25/2016	10/25/2014	6/25/2013	6/25/2012

Class B
Avg. Life (yrs)	6.51	5.17	4.36	3.87	3.50
Window (mos)	37-130	37-102	37-83	38-69	37-59
Expected Final Mat.	7/25/2017	3/25/2015	8/25/2013	6/25/2012	8/25/2011

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.39	2.64	2.06	1.55	1.12
Window (mos)	1-248	1-201	1-166	1-139	1-35
Expected Final Mat.	5/25/2027	6/25/2023	7/25/2020	4/25/2018	8/25/2009

Class A2
Avg. Life (yrs)	1.59	1.23	1.00	0.84	0.71
Window (mos)	1-49	1-34	1-27	1-23	1-19
Expected Final Mat.	10/25/2010	7/25/2009	12/25/2008	8/25/2008	4/25/2008

Class A3
Avg. Life (yrs)	6.34	4.87	3.50	2.36	2.00
Window (mos)	49-118	34-93	27-75	23-35	19-30
Expected Final Mat.	7/25/2016	6/25/2014	12/25/2012	8/25/2009	3/25/2009

Class A4
Avg. Life (yrs)	13.73	10.90	8.90	6.76	2.67
Window (mos)	118-257	93-208	75-172	35-144	30-35
Expected Final Mat.	2/25/2028	1/25/2024	1/25/2021	9/25/2018	8/25/2009

Class M1
Avg. Life (yrs)	4.12	3.59	3.82	4.19	4.18
Window (mos)	37-65	39-51	42-50	46-56	35-59
Expected Final Mat.	2/25/2012	12/25/2010	11/25/2010	5/25/2011	8/25/2011

Class M2
Avg. Life (yrs)	7.73	6.07	5.09	5.23	5.97
Window (mos)	65-137	51-108	50-88	56-73	59-92
Expected Final Mat.	2/25/2018	9/25/2015	1/25/2014	10/25/2012	5/25/2014

Class M3
Avg. Life (yrs)	14.51	11.56	9.44	7.87	8.63
Window (mos)	137-223	108-179	88-148	73-123	92-123
Expected Final Mat.	4/25/2025	8/25/2021	1/25/2019	12/25/2016	12/25/2016

Class M4
Avg. Life (yrs)	7.12	5.71	4.91	4.52	4.31
Window (mos)	37-196	39-157	41-129	44-107	45-91
Expected Final Mat.	1/25/2023	10/25/2019	6/25/2017	8/25/2015	4/25/2014

Class M5
Avg. Life (yrs)	7.09	5.68	4.86	4.42	4.15
Window (mos)	37-188	38-151	40-123	42-103	43-87
Expected Final Mat.	5/25/2022	4/25/2019	12/25/2016	4/25/2015	12/25/2013

Class M6
Avg. Life (yrs)	7.06	5.64	4.82	4.35	4.05
Window (mos)	37-181	38-145	40-118	41-99	42-84
Expected Final Mat.	10/25/2021	10/25/2018	7/25/2016	12/25/2014	9/25/2013

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M7
Avg. Life (yrs)	7.03	5.61	4.77	4.29	3.96
Window (mos)	37-176	38-140	39-114	41-95	41-81
Expected Final Mat.	5/25/2021	5/25/2018	3/25/2016	8/25/2014	6/25/2013

Class M8
Avg. Life (yrs)	6.99	5.57	4.73	4.22	3.88
Window (mos)	37-169	38-134	39-109	40-91	40-77
Expected Final Mat.	10/25/2020	11/25/2017	10/25/2015	4/25/2014	2/25/2013

Class M9
Avg. Life (yrs)	6.92	5.52	4.67	4.16	3.81
Window (mos)	37-162	37-128	38-104	39-87	39-74
Expected Final Mat.	3/25/2020	5/25/2017	5/25/2015	12/25/2013	11/25/2012

Class M10
Avg. Life (yrs)	6.78	5.39	4.56	4.05	3.68
Window (mos)	37-151	37-119	38-97	38-81	38-69
Expected Final Mat.	4/25/2019	8/25/2016	10/25/2014	6/25/2013	6/25/2012

Class B
Avg. Life (yrs)	6.51	5.17	4.36	3.87	3.50
Window (mos)	37-130	37-102	37-83	38-69	37-59
Expected Final Mat.	7/25/2017	3/25/2015	8/25/2013	6/25/2012	8/25/2011

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.93192	7.83537	7.88771	35	19.68745	19.54386	19.62170	69	12.29592	12.13657	12.22407
2	21.36821	21.27471	21.32540	36	19.54305	19.39925	19.47721	70	12.70666	12.54167	12.63232
3	22.03049	21.93381	21.98622	37	20.04636	19.89754	19.97822	71	12.29762	12.13764	12.22559
4	21.30891	21.21528	21.26604	38	19.25744	19.11320	19.19141	72	12.29848	12.13819	12.22636
5	21.35416	21.26047	21.31126	39	19.75327	19.61986	19.69221	73	12.70932	12.54336	12.63470
6	23.65002	23.54623	23.60250	40	19.73774	19.57971	19.66543	74	12.30021	12.13929	12.22792
7	21.37749	21.28368	21.33454	41	19.59804	19.43975	19.52563	75	12.71112	12.54450	12.63633
8	22.11607	22.01907	22.07165	42	21.54414	21.36860	21.46386	76	12.30196	12.14040	12.22950
9	21.42737	21.33343	21.38435	43	19.32116	19.16235	19.24855	77	12.30284	12.14096	12.23030
10	22.17543	22.08618	22.13456	44	19.82324	19.65887	19.74812	78	13.62199	13.44240	13.54158
11	21.49324	21.40680	21.45366	45	19.04713	18.90314	18.98134	79	12.30462	12.14210	12.23192
12	21.55482	21.46831	21.51521	46	19.55870	19.39731	19.48500	80	12.71570	12.54742	12.64050
13	22.30529	22.21583	22.26433	47	18.79231	18.63586	18.72089	81	12.30642	12.14324	12.23357
14	21.60535	21.51871	21.56568	48	18.65743	18.50071	18.58592	82	12.71757	12.54862	12.64222
15	22.32564	22.23604	22.28462	49	19.14039	18.97818	19.06641	83	12.30824	12.14440	12.23525
16	21.55609	21.46931	21.51635	50	18.38900	18.23175	18.31732	84	12.30916	12.14499	12.23610
17	21.46195	21.37510	21.42218	51	18.86109	18.71416	18.79415	85	12.72042	12.55043	12.64486
18	22.80780	22.71489	22.76526	52	18.13575	17.98147	18.06551	86	12.31101	12.14617	12.23782
19	21.18941	21.10241	21.14958	53	18.00274	17.84819	17.93243	87	12.72235	12.55166	12.64665
20	21.72300	21.63303	21.68180	54	19.78738	19.61597	19.70946	88	12.31289	12.14737	12.23957
21	20.85308	20.76594	20.81318	55	17.73982	17.58473	17.66935	89	12.31383	12.14798	12.24046
22	23.66697	23.53586	23.60693	56	18.19668	18.03613	18.12376	90	13.63422	13.45022	13.55293
23	22.69669	22.56969	22.63854	57	17.47712	17.32147	17.40646	91	12.31574	12.14920	12.24226
24	22.49833	22.37119	22.44011	58	17.92522	17.76395	17.85203	92	12.72726	12.55480	12.65128
25	21.30756	21.17604	21.24734	59	17.21659	17.06024	17.14567	93	12.31767	12.15043	12.24409
26	19.71548	19.58808	19.65715	60	17.08553	16.92888	17.01451	94	12.72926	12.55609	12.65319
27	20.13477	20.00298	20.07443	61	12.69896	12.53679	12.62548	95	12.31962	12.15168	12.24596
28	20.02418	19.88006	19.95819	62	12.29013	12.13289	12.21892	96	12.32060	12.15231	12.24691
29	19.83454	19.69026	19.76848	63	12.70064	12.53785	12.62696	97	12.73231	12.55804	12.65612
30	21.76391	21.60398	21.69068	64	12.29176	12.13393	12.22036	98	12.32259	12.15358	12.24883
31	19.49089	19.34628	19.42468	65	12.29258	12.13445	12.22109	99	12.73438	12.55937	12.65813
32	19.97651	19.82691	19.90801	66	13.14123	12.97187	13.06471	100	12.32460	12.15487	12.25079
33	19.17610	19.07725	19.13084	67	12.29424	12.13550	12.22257
34	20.49405	20.34590	20.42621	68	12.70492	12.54057	12.63076

(1)	Based on one-month LIBOR, six-month LIBOR and one-year CMT of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes no losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	2.41%	31	4.11%
2	2.06%	32	4.27%
3	2.20%	33	4.10%
4	2.01%	34	4.34%
5	2.07%	35	4.15%
6	2.65%	36	4.14%
7	2.12%	37	4.31%
8	2.34%	38	4.02%
9	2.20%	39	4.24%
10	2.43%	40	4.13%
11	2.29%	41	4.13%
12	2.33%	42	4.66%
13	2.55%	43	4.12%
14	2.41%	44	4.29%
15	2.60%	45	4.10%
16	2.45%	46	4.31%
17	2.48%	47	4.13%
18	2.85%	48	4.12%
19	2.51%	49	4.30%
20	2.68%	50	4.11%
21	2.52%	51	4.28%
22	4.29%	52	4.13%
23	4.11%	53	4.12%
24	4.12%	54	4.67%
25	4.30%	55	4.12%
26	4.12%	56	4.29%
27	4.29%	57	4.11%
28	4.13%	58	4.31%
29	4.13%	59	4.12%
30	4.64%	60	4.12%

(1)	Based on gradually increasing one-month LIBOR, six-month LIBOR and one-year CMT.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the supplemental interest trust.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-WF3 Collateral Summary - Aggregate
Collateral information is as of the Cut-Off Date.

Total Number of Loans	9,094	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$1,408,431,646	No	99.4%
Average Loan Principal Balance	$154,874	Yes	0.6%
Fixed Rate	21.5%
Adjustable Rate	78.5%	Primary Mortgage Insurance Coverage
Prepayment Premium	72.3%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.4%	No	98.7%
Weighted Average Margin	5.4%	Yes	1.3%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.3%	1st Lien	96.7%
Weighted Average Floor	5.8%	2nd Lien	3.3%
Weighted Average Original Term (mo.)	352
Weighted Average Remaining Term (mo.)	350	Loan Purpose
Weighted Average Loan Age (mo.)	2	Purchase	46.7%
Weighted Average Combined LTV	83.1%	Cash Out Refinance	46.2%
Weighted Average Effective Combined LTV	83.0%	Rate/Term Refinance	7.2%
Weighted Average Full Combined LTV	86.8%
% of Loans with Junior Liens	19.4%
Non-Zero Weighted Average FICO	624
% IO Loans	13.2%	Occupancy Status
		Primary Home	91.4%
		Investment	6.8%
Product Type		Second Home	1.8%
2 Year Hybrid (Non-Balloon)	76.0%
Fixed Rate (Non-Balloon)	18.1%	Geographic Distribution
Fixed Rate (Balloon)	3.4%	(Other states account individually for less than
3 Year Hybrid (Non-Balloon)	1.9%	3% of the Statistical Cut-off Date principal balance)
1 Year Hybrid (Non-Balloon)	0.6%	CA	14.9%
		FL	8.8%
		MD	5.8%
		IL	5.2%
Amortization Type		AZ	4.6%
Fully Amortizing	83.4%	TX	4.1%
Interest-Only	13.2%	VA	3.7%
Balloon	3.4%	NJ	3.6%
		NY	3.2%
Documentation Type		PA	3.2%
Full	80.3%	GA	3.1%
Stated	18.6%
Limited	0.8%
No Documentation	0.2%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	5,359	$897,089,655.37	63.69%	8.387%	100.00%	617	84.01%	80.92%	0.76%
Fixed Rate - 30 Year	2,537	235,207,561.26	16.70	8.938	0.00	629	82.85	89.88	0.35
3/27 ARM (LIBOR)	118	21,108,280.13	1.50	8.039	100.00	632	81.11	82.87	0.00
Fixed Rate - 15 Year	152	10,721,833.60	0.76	8.543	0.00	609	65.87	94.69	0.00
1 Year ARM (CMT)	39	8,708,795.36	0.62	8.756	100.00	641	81.63	64.02	0.00
Fixed Rate - 20 Year	8	1,028,565.17	0.07	8.108	0.00	644	64.06	39.55	0.00
Fixed Rate - 25 Year	3	522,764.36	0.04	7.536	0.00	627	76.54	100.00	0.00
Fixed Rate - 10 Year	2	84,288.31	0.01	8.597	0.00	621	37.74	100.00	0.00
Subtotal (Fully Amortizing):	8,218	$1,174,471,743.56	83.39%	8.495%	78.92%	620	83.52%	82.72%	0.65%

Balloon Loans:
Fixed Rate - 15/30 Year Balloon	268	$48,563,465.88	3.45%	7.989%	0.00%	633	79.56%	87.23%	0.11%
Subtotal (Balloon):	268	$48,563,465.88	3.45%	7.989%	0.00%	633	79.56%	87.23%	0.11%

Interest-Only Loans:
2/28 ARM (LIBOR)	559	$173,462,443.24	12.32%	7.819%	100.00%	646	81.81%	64.07%	0.29%
Fixed Rate - 30 Year	28	6,863,791.59	0.49	8.065	0.00	643	76.31	50.05	0.00
3/27 ARM (LIBOR)	21	5,070,202.18	0.36	7.302	100.00	657	80.09	56.57	7.89
Subtotal (Interest-Only):	608	$185,396,437.01	13.16%	7.814%	96.30%	646	81.56%	63.34%	0.49%

Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

*If a loan is both a Balloon & Interest-Only, it is grouped into the Interest-Only bucket.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	1	$196,800.00	0.11%	7.450%	100.00%	619	80.00%	100.00%	0.00%
60	606	184,726,237.01	99.64	7.816	96.54	646	81.54	63.21	0.49
120	1	473,400.00	0.26	7.200	0.00	647	90.00	100.00	0.00
Total:	608	$185,396,437.01	100.00%	7.814%	96.30%	646	81.56%	63.34%	0.49%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	8,321	$1,210,677,758.00	85.96%	8.475%	76.56%	621	83.54%	82.83%	0.63%
Interest-Only	608	185,396,437.01	13.16	7.814	96.30	646	81.56	63.34	0.49
15 Year Amortization	152	10,721,833.60	0.76	8.543	0.00	609	65.87	94.69	0.00
20 Year Amortization	8	1,028,565.17	0.07	8.108	0.00	644	64.06	39.55	0.00
25 Year Amortization	3	522,764.36	0.04	7.536	0.00	627	76.54	100.00	0.00
10 Year Amortization	2	84,288.31	0.01	8.597	0.00	621	37.74	100.00	0.00
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	1,571	$51,296,242.01	3.64%	10.766%	30.07%	613	89.27%	95.22%	0.49%
50,000.01 - 100,000.00	2,181	164,523,342.60	11.68	9.187	64.80	612	83.91	89.93	0.68
100,000.01 - 150,000.00	1,773	220,404,911.26	15.65	8.618	75.85	616	83.00	87.98	0.53
150,000.01 - 200,000.00	1,374	239,157,115.60	16.98	8.200	79.72	619	82.47	84.24	0.42
200,000.01 - 250,000.00	719	160,665,844.13	11.41	8.194	83.97	623	83.45	80.80	0.29
250,000.01 - 300,000.00	486	133,058,418.55	9.45	8.085	83.55	627	83.10	74.71	0.86
300,000.01 - 350,000.00	307	99,508,609.17	7.07	8.147	90.64	625	84.23	75.85	0.66
350,000.01 - 400,000.00	176	66,070,077.19	4.69	7.937	83.66	629	83.09	76.17	0.61
400,000.01 - 450,000.00	146	62,060,773.70	4.41	7.935	86.43	634	82.97	69.17	1.38
450,000.01 - 500,000.00	115	54,894,251.88	3.90	7.936	91.35	634	83.49	73.03	1.79
500,000.01 - 550,000.00	82	43,004,564.40	3.05	7.985	85.34	645	84.37	60.86	1.18
550,000.01 - 600,000.00	46	26,596,601.58	1.89	7.874	84.66	650	81.80	62.73	0.00
600,000.01 - 650,000.00	43	26,754,502.19	1.90	8.162	86.00	634	81.83	58.19	0.00
650,000.01 >=	75	60,436,392.19	4.29	7.652	79.46	652	76.24	70.71	0.00
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	7,891	$1,361,285,496.51	96.65%	8.273%	81.21%	624	82.56%	79.65%	0.63%
2nd Lien	1,203	47,146,149.94	3.35	11.705	0.00	631	99.44	99.82	0.00
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Purchase	4,751	$657,263,754.85	46.67%	8.560%	85.53%	635	87.98%	75.02%	0.70%
Cash Out Refinance	3,721	650,406,421.32	46.18	8.206	72.86	613	78.25	84.67	0.47
Rate/Term Refinance	622	100,761,470.28	7.15	8.432	68.90	621	82.85	86.92	0.90
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	8,248	$1,287,137,394.27	91.39%	8.338%	78.14%	621	83.00%	83.19%	0.65%
Investment	725	95,879,846.36	6.81	9.026	83.26	656	84.33	51.00	0.20
Second Home	121	25,414,405.82	1.80	8.492	77.91	659	84.51	46.01	0.00
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	422	$59,369,587.79	4.22%	8.090%	0.00%	628	77.03%	88.60%	0.09%
181 - 240	8	1,028,565.17	0.07	8.108	0.00	644	64.06	39.55	0.00
241 - 360	8,664	1,348,033,493.49	95.71	8.401	82.00	624	83.40	80.00	0.63
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	422	$59,369,587.79	4.22%	8.090%	0.00%	628	77.03%	88.60%	0.09%
181 - 240	8	1,028,565.17	0.07	8.108	0.00	644	64.06	39.55	0.00
241 - 360	8,664	1,348,033,493.49	95.71	8.401	82.00	624	83.40	80.00	0.63
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	639	$209,210,285.03	14.85%	7.781%	83.01%	640	78.80%	70.90%	0.39%
FL	680	123,902,842.90	8.80	8.386	78.36	628	83.83	68.99	0.00
MD	378	81,609,864.30	5.79	8.077	78.31	612	81.62	90.10	0.98
IL	497	72,742,682.22	5.16	8.706	82.07	623	84.82	79.62	0.89
AZ	346	65,414,936.45	4.64	8.277	86.40	623	82.03	80.82	0.24
TX	510	58,251,736.51	4.14	8.661	65.32	621	84.71	82.27	0.00
VA	293	51,717,621.85	3.67	8.279	79.02	619	83.25	84.20	1.22
NJ	204	51,323,660.35	3.64	8.357	77.55	623	82.14	73.98	0.55
NY	234	44,806,418.62	3.18	8.218	78.24	619	81.71	77.89	1.13
PA	397	44,542,529.96	3.16	8.622	72.61	616	84.23	81.18	0.35
Other	4,916	604,909,068.26	42.95	8.594	77.44	621	84.53	84.77	0.76
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	553	$78,791,675.26	5.59%	7.961%	67.16%	598	49.39%	88.25%	0.00%
60.01 to 70.00%	572	105,150,719.86	7.47	7.795	67.10	610	66.68	85.86	0.00
70.01 to 80.00%	2,868	510,508,786.48	36.25	7.822	82.68	622	78.63	87.41	0.00
80.01 to 85.00%
With MI:	12	1,557,309.57	0.11	8.709	80.67	620	84.63	100.00	100.00
Without MI:	759	133,225,131.96	9.46	8.453	72.15	609	84.36	83.59	0.00
85.01 to 90.00%
With MI:	11	2,484,020.04	0.18	8.646	96.99	605	89.96	100.00	100.00
Without MI:	1,154	217,944,558.21	15.47	8.387	82.32	628	89.63	74.88	0.00
90.01 to 95.00%
With MI:	14	2,417,880.86	0.17	8.714	90.16	600	94.49	100.00	100.00
Without MI:	1,163	178,884,710.60	12.70	9.088	88.30	634	94.81	65.40	0.00
95.01 to 100.00%
With MI:	14	2,110,816.97	0.15	9.224	87.17	654	99.56	100.00	100.00
Without MI:	771	128,209,886.70	9.10	9.093	92.59	650	99.93	60.93	0.00
Subtotal (First Lien):	7,891	$1,361,285,496.51	96.65%	8.273%	81.21%	624	82.56%	79.65%	0.63%

Second Lien Loans:
60.01 to 70.00%	1	$39,975.54	0.00%	11.875%	0.00%	625	68.00%	100.00%	0.00%
80.01 to 85.00%	2	41,973.13	0.00	12.375	0.00	605	83.96	100.00	0.00
85.01 to 90.00%	17	635,605.51	0.05	11.997	0.00	615	88.99	100.00	0.00
90.01 to 95.00%	71	2,625,160.15	0.19	11.656	0.00	630	94.67	100.00	0.00
95.01 to 100.00%	1,112	43,803,435.61	3.11	11.702	0.00	632	99.93	99.81	0.00
Subtotal (Second Lien):	1,203	$47,146,149.94	3.35%	11.705%	0.00%	631	99.44%	99.82%	0.00%

Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

* Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	553	$78,791,675.26	5.59%	7.961%	67.16%	598	49.39%	88.25%	0.00%
60.01 to 70.00%	608	111,673,780.70	7.93	7.861	68.50	610	68.31	86.69	5.84
70.01 to 80.00%	2,883	512,555,753.08	36.39	7.825	82.69	622	78.66	87.47	0.40
80.01 to 85.00%	759	133,225,131.96	9.46	8.453	72.15	609	84.36	83.59	0.00
85.01 to 90.00%	1,154	217,944,558.21	15.47	8.387	82.32	628	89.63	74.88	0.00
90.01 to 95.00%	1,163	178,884,710.60	12.70	9.088	88.30	634	94.81	65.40	0.00
95.01 to 100.00%	771	128,209,886.70	9.10	9.093	92.59	650	99.93	60.93	0.00
Subtotal (First Lien):	7,891	$1,361,285,496.51	96.65%	8.273%	81.21%	624	82.56%	79.65%	0.63%

Second Lien Loans:
60.01 to 70.00%	1	$39,975.54	0.00%	11.875%	0.00%	625	68.00%	100.00%	0.00%
80.01 to 85.00%	2	41,973.13	0.00	12.375	0.00	605	83.96	100.00	0.00
85.01 to 90.00%	17	635,605.51	0.05	11.997	0.00	615	88.99	100.00	0.00
90.01 to 95.00%	71	2,625,160.15	0.19	11.656	0.00	630	94.67	100.00	0.00
95.01 to 100.00%	1,112	43,803,435.61	3.11	11.702	0.00	632	99.93	99.81	0.00
Subtotal (Second Lien):	1,203	$47,146,149.94	3.35%	11.705%	0.00%	631	99.44%	99.82%	0.00%

Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	547	$77,383,812.41	5.49%	7.979%	68.05%	596	49.34%	88.34%	0.00%
60.01 to 70.00%	563	101,040,669.31	7.17	7.789	66.06	609	66.39	88.15	0.00
70.01 to 80.00%	1,425	255,148,467.31	18.12	8.093	74.71	607	77.37	84.10	0.00
80.01 to 85.00%
With MI:	11	1,508,265.69	0.11	8.631	80.04	620	84.62	100.00	100.00
Without MI:	733	130,607,448.54	9.27	8.438	72.13	609	84.19	84.05	0.00
85.01 to 90.00%
With MI:	12	2,533,063.92	0.18	8.694	97.05	606	89.87	100.00	100.00
Without MI:	1,181	224,816,744.08	15.96	8.373	82.61	629	89.09	74.68	0.00
90.01 to 95.00%
With MI:	14	2,417,880.86	0.17	8.714	90.16	600	94.49	100.00	100.00
Without MI:	1,246	195,769,581.97	13.90	8.959	87.82	634	93.38	66.89	0.00
95.01 to 100.00%
With MI:	14	2,110,816.97	0.15	9.224	87.17	654	99.56	100.00	100.00
Without MI:	2,145	367,948,745.45	26.12	8.094	91.28	642	87.01	80.21	0.00
Subtotal (First Lien):	7,891	$1,361,285,496.51	96.65%	8.273%	81.21%	624	82.56%	79.65%	0.63%

Second Lien Loans:
60.01 to 70.00%	1	$39,975.54	0.00%	11.875%	0.00%	625	68.00%	100.00%	0.00%
80.01 to 85.00%	2	41,973.13	0.00	12.375	0.00	605	83.96	100.00	0.00
85.01 to 90.00%	17	635,605.51	0.05	11.997	0.00	615	88.99	100.00	0.00
90.01 to 95.00%	71	2,625,160.15	0.19	11.656	0.00	630	94.67	100.00	0.00
95.01 to 100.00%	1,112	43,803,435.61	3.11	11.702	0.00	632	99.93	99.81	0.00
Subtotal (Second Lien):	1,203	$47,146,149.94	3.35%	11.705%	0.00%	631	99.44%	99.82%	0.00%

Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Not Available	15	$952,042.07	0.07%	10.232%	94.02%	N/A	61.49%	86.36%	0.00%
500 - 520	145	15,207,750.16	1.08	9.897	85.72	511	68.79	99.15	0.60
521 - 540	344	42,262,841.96	3.00	9.611	85.35	531	73.06	99.26	0.55
541 - 560	437	62,476,342.44	4.44	8.800	84.56	551	73.47	99.47	0.22
561 - 580	913	136,095,239.17	9.66	8.695	81.18	570	80.31	98.57	0.96
581 - 600	1,535	203,379,227.78	14.44	8.400	79.99	590	81.81	99.57	0.97
601 - 620	1,527	217,236,743.35	15.42	8.319	78.44	610	84.24	98.45	0.46
621 - 640	1,408	224,235,717.62	15.92	8.236	75.83	630	84.75	72.66	0.40
641 - 660	1,216	219,759,924.40	15.60	8.313	78.55	650	86.49	58.89	0.85
661 - 680	728	133,663,874.34	9.49	8.064	74.15	670	84.90	65.59	0.42
681 - 700	376	70,203,609.53	4.98	8.134	75.85	690	86.36	53.25	0.05
701 - 720	176	31,951,516.16	2.27	8.088	78.52	710	84.37	56.42	0.00
721 - 740	116	21,823,016.79	1.55	8.448	82.58	730	86.26	41.98	0.87
741 - 760	59	9,516,497.89	0.68	8.196	75.59	750	85.93	41.69	3.11
761 - 780	55	11,950,103.64	0.85	7.820	72.47	770	83.82	67.30	0.00
781 >=	44	7,717,199.15	0.55	7.937	65.50	795	77.69	55.10	0.00
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	8,162	$1,251,483,504.39	88.86%	8.380%	78.43%	622	82.98%	81.25%	0.61%
Condo	462	74,539,424.56	5.29	8.282	85.26	634	84.00	75.03	0.64
2-4 Family	292	58,711,492.85	4.17	8.362	79.32	645	82.90	63.28	0.87
PUD	178	23,697,224.65	1.68	9.185	58.37	632	88.45	90.30	0.00
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$272,510,201.98	$16,795,998.54	$781,245,898.09	$0.00	$0.00	$0.00	$1,070,552,098.61
Fixed Rate	106,431,410.62	7,929,695.37	36,787,505.05	151,695,090.00	0.00	148,569.13	302,992,270.17
3 Year Hybrid	2,656,860.03	0.00	2,398,815.92	21,122,806.36	0.00	0.00	26,178,482.31
1 Year Hybrid	8,708,795.36	0.00	0.00	0.00	0.00	0.00	8,708,795.36
Total:	$390,307,267.99	$24,725,693.91	$820,432,219.06	$172,817,896.36	$0.00	$148,569.13	$1,408,431,646.45

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	19.35%	1.19%	55.47%	0.00%	0.00%	0.00%	76.01%
Fixed Rate	7.56	0.56	2.61	10.77	0.00	0.01	21.51
3 Year Hybrid	0.19	0.00	0.17	1.50	0.00	0.00	1.86
1 Year Hybrid	0.62	0.00	0.00	0.00	0.00	0.00	0.62
Total:	27.71%	1.76%	58.25%	12.27%	0.00%	0.01%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3% 2% 1% of Orig. Bal	5,060	$849,445,107.16	60.31%	8.137%	85.17%	622	82.47%	81.75%	0.61%
None	2,993	390,307,267.99	27.71	9.005	72.73	628	85.16	73.52	0.73
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	543	96,940,463.38	6.88	8.108	54.04	624	80.75	87.97	0.16
2 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	138	17,537,769.29	1.25	8.570	70.59	618	84.12	87.35	0.00
1% of Amount Prepaid	110	11,826,163.07	0.84	8.932	55.43	615	85.38	94.50	0.00
Other	250	42,374,875.56	3.01	8.133	63.17	620	81.87	90.23	0.91
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	7,847	$1,131,367,769.93	80.33%	8.317%	76.28%	614	82.14%	100.00%	0.76%
Stated	1,179	262,548,743.35	18.64	8.680	87.51	665	87.42	0.00	0.00
Limited	56	11,690,488.92	0.83	8.580	86.81	643	81.16	0.00	0.00
No Documentation	12	2,824,644.25	0.20	8.761	89.46	644	85.63	0.00	0.00
Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	3	$928,203.01	0.07%	5.446%	100.00%	605	80.00%	100.00%	0.00%
5.501 to 6.000	19	6,294,878.64	0.45	5.899	100.00	665	77.55	100.00	0.00
6.001 to 6.500	92	28,037,543.19	1.99	6.393	100.00	654	76.18	88.09	0.00
6.501 to 7.000	436	108,677,235.61	7.72	6.848	100.00	640	76.64	88.51	0.54
7.001 to 7.500	631	137,961,927.69	9.80	7.337	100.00	629	78.66	85.79	0.60
7.501 to 8.000	1,090	227,405,901.26	16.15	7.831	100.00	623	80.99	82.95	0.38
8.001 to 8.500	978	176,733,545.23	12.55	8.324	100.00	619	84.66	80.54	0.45
8.501 to 9.000	1,062	177,138,116.20	12.58	8.809	100.00	619	87.22	72.40	0.98
9.001 to 9.500	646	101,122,123.28	7.18	9.290	100.00	616	89.86	66.02	0.93
9.501 to 10.000	552	78,952,791.00	5.61	9.795	100.00	612	89.53	62.58	1.68
10.001 to 10.500	307	35,299,885.59	2.51	10.307	100.00	606	89.27	64.25	0.00
10.501 to 11.000	173	17,998,780.44	1.28	10.779	100.00	602	89.69	62.21	0.38
Greater than 11.000	107	8,888,445.14	0.63	11.518	100.00	572	84.32	81.60	5.86
Subtotal (ARM Loans):	6,096	$1,105,439,376.28	78.49%	8.289%	100.00%	622	83.57%	78.07%	0.70%

Fixed Rate Loans:
5.501 to 6.000	4	$2,715,062.31	0.19%	5.990%	0.00%	771	51.57%	100.00%	0.00%
6.001 to 6.500	16	6,115,218.19	0.43	6.327	0.00	662	70.76	100.00	0.00
6.501 to 7.000	117	28,244,869.79	2.01	6.880	0.00	654	73.67	98.18	0.00
7.001 to 7.500	191	40,883,312.50	2.90	7.339	0.00	641	74.47	91.43	0.00
7.501 to 8.000	357	59,751,857.09	4.24	7.822	0.00	631	75.97	82.67	0.00
8.001 to 8.500	241	33,487,192.27	2.38	8.327	0.00	624	80.04	86.97	0.46
8.501 to 9.000	290	33,779,359.41	2.40	8.797	0.00	619	82.63	82.07	1.07
9.001 to 9.500	201	18,481,331.37	1.31	9.291	0.00	612	84.26	84.14	0.40
9.501 to 10.000	186	17,501,197.06	1.24	9.782	0.00	607	86.39	79.14	1.03
10.001 to 10.500	153	8,684,354.69	0.62	10.339	0.00	602	89.80	82.86	0.29
10.501 to 11.000	286	15,754,852.54	1.12	10.778	0.00	651	93.32	92.00	0.00
Greater than 11.000	956	37,593,662.95	2.67	12.103	0.00	610	97.40	98.66	0.23
Subtotal (Fixed Rate):	2,998	$302,992,270.17	21.51%	8.747%	0.00%	629	81.49%	88.57%	0.29%

Total:	9,094	$1,408,431,646.45	100.00%	8.388%	78.49%	624	83.12%	80.33%	0.61%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES
Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	2	$618,594.02	0.06%	8.086%	100.00%	634	87.93%	100.00%	0.00%
3.001 - 3.500	4	978,507.39	0.09	6.833	100.00	644	78.81	90.80	22.94
3.501 - 4.000	239	61,545,818.99	5.57	7.075	100.00	657	76.99	92.19	0.00
4.001 - 4.500	829	167,285,508.01	15.13	7.395	100.00	635	78.00	90.80	0.18
4.501 - 5.000	1,021	197,553,829.14	17.87	7.725	100.00	623	78.33	84.50	0.08
5.001 - 5.500	949	186,497,397.65	16.87	8.117	100.00	619	82.21	79.08	0.86
5.501 - 6.000	964	179,725,623.36	16.26	8.561	100.00	619	88.28	75.49	0.72
6.001 - 6.500	1,783	264,136,747.24	23.89	9.325	100.00	612	89.85	63.60	1.00
6.501 - 7.000	178	29,738,130.42	2.69	9.140	100.00	618	87.65	66.91	1.63
7.001 - 7.500	70	8,027,259.93	0.73	9.626	100.00	580	84.72	86.21	5.74
7.501 - 8.000	42	7,096,584.03	0.64	9.479	100.00	589	82.58	92.13	7.16
8.001 - 8.500	12	1,789,468.30	0.16	9.359	100.00	613	80.69	75.03	0.00
8.501 - 9.000	3	445,907.80	0.04	9.780	100.00	648	94.24	15.12	0.00
Total:	6,096	$1,105,439,376.28	100.00%	8.289%	100.00%	622	83.57%	78.07%	0.70%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.500	2	$466,051.75	0.04%	7.990%	100.00%	560	76.01%	100.00%	0.00%
2.000	41	8,978,258.80	0.81	8.741	100.00	639	81.76	65.10	0.00
3.000	6,053	1,095,995,065.73	99.15	8.286	100.00	622	83.59	78.17	0.70
Total:	6,096	$1,105,439,376.28	100.00%	8.289%	100.00%	622	83.57%	78.07%	0.70%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	6,040	$1,094,115,053.58	98.98%	8.285%	100.00%	622	83.59%	78.17%	0.70%
1.500	15	2,426,493.90	0.22	8.468	100.00	599	82.07	80.90	0.00
2.000	41	8,897,828.80	0.80	8.744	100.00	639	81.24	64.78	0.00
Total:	6,096	$1,105,439,376.28	100.00%	8.289%	100.00%	622	83.57%	78.07%	0.70%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.001 - 11.500	3	$928,203.01	0.08%	5.446%	100.00%	605	80.00%	100.00%	0.00%
11.501 - 12.000	19	6,294,878.64	0.57	5.899	100.00	665	77.55	100.00	0.00
12.001 - 12.500	92	28,037,543.19	2.54	6.393	100.00	654	76.18	88.09	0.00
12.501 - 13.000	435	108,258,785.61	9.79	6.847	100.00	640	76.59	88.47	0.54
13.001 - 13.500	631	137,961,927.69	12.48	7.337	100.00	629	78.66	85.79	0.60
13.501 - 14.000	1,085	226,518,907.30	20.49	7.829	100.00	623	81.02	83.09	0.39
14.001 - 14.500	973	175,900,790.51	15.91	8.324	100.00	619	84.74	80.45	0.45
14.501 - 15.000	1,063	177,957,982.59	16.10	8.802	100.00	618	87.12	72.42	0.98
15.001 - 15.500	649	101,569,143.14	9.19	9.284	100.00	615	89.75	66.17	0.92
15.501 - 16.000	553	79,220,657.66	7.17	9.787	100.00	612	89.50	62.35	1.67
16.001 - 16.500	307	35,374,177.72	3.20	10.303	100.00	606	89.31	64.32	0.00
16.501 - 17.000	177	18,406,219.76	1.67	10.750	100.00	601	89.73	63.05	0.37
17.001 - 17.500	65	5,566,189.60	0.50	11.268	100.00	585	86.19	76.49	8.63
17.501 - 18.000	30	2,590,528.03	0.23	11.739	100.00	554	81.93	91.32	0.00
18.001 - 18.500	12	750,539.35	0.07	12.273	100.00	557	79.19	86.46	0.00
18.501 - 19.000	2	102,902.48	0.01	12.828	100.00	537	72.75	100.00	38.76
Total:	6,096	$1,105,439,376.28	100.00%	8.289%	100.00%	622	83.57%	78.07%	0.70%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Aggregate (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	2,344	$506,503,973.34	45.82%	7.477%	100.00%	631	78.60%	86.45%	0.36%
5.501 - 6.000	989	179,510,556.84	16.24	8.444	100.00	620	86.75	76.79	0.59
6.001 - 6.500	1,134	188,034,043.49	17.01	8.894	100.00	616	89.63	65.63	1.11
6.501 - 7.000	556	85,294,110.77	7.72	9.551	100.00	618	89.75	60.21	1.56
7.001 - 7.500	340	40,748,384.01	3.69	9.667	100.00	612	87.19	69.23	0.55
7.501 - 8.000	271	40,339,264.21	3.65	9.118	100.00	612	84.64	75.93	1.65
8.001 - 8.500	149	21,591,860.20	1.95	9.147	100.00	606	83.57	83.48	2.23
8.501 - 9.000	148	22,194,591.26	2.01	9.194	100.00	604	84.89	81.89	0.00
9.001 - 9.500	68	8,571,709.10	0.78	9.554	100.00	597	86.93	83.09	0.00
9.501 - 10.000	53	7,121,696.60	0.64	9.820	100.00	586	85.63	86.77	0.56
10.001 - 10.500	29	4,118,755.17	0.37	10.273	100.00	600	87.12	72.41	0.00
10.501 - 11.000	12	1,062,312.34	0.10	10.837	100.00	552	83.02	95.92	0.00
11.001 - 11.500	1	119,831.11	0.01	11.125	100.00	523	75.00	100.00	0.00
11.501 - 12.000	2	228,287.84	0.02	11.690	100.00	654	86.97	29.93	0.00
Total:	6,096	$1,105,439,376.28	100.00%	8.289%	100.00%	622	83.57%	78.07%	0.70%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	45	$9,286,687.88	0.84%	8.713%	100.00%	636	82.31%	66.26%	4.72%
13 - 24	5,912	1,069,974,206.09	96.79	8.295	100.00	622	83.65	78.18	0.64
25 - 36	139	26,178,482.31	2.37	7.896	100.00	637	80.91	77.78	1.53
Total:	6,096	$1,105,439,376.28	100.00%	8.289%	100.00%	622	83.57%	78.07%	0.70%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-WF3 Collateral Summary - Group 1
Collateral information is as of the Cut-Off Date.

Total Number of Loans	5,787	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$761,171,007	No	99.4%
Average Loan Principal Balance	$131,531	Yes	0.6%
Fixed Rate	21.1%
Adjustable Rate	78.9%	Primary Mortgage Insurance Coverage
Prepayment Premium	74.5%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.4%	No	98.8%
Weighted Average Margin	5.5%	Yes	1.2%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.5%	1st Lien	97.8%
Weighted Average Floor	6.1%	2nd Lien	2.2%
Weighted Average Original Term (mo.)	351
Weighted Average Remaining Term (mo.)	349	Loan Purpose
Weighted Average Loan Age (mo.)	2	Cash Out Refinance	58.4%
Weighted Average Combined LTV	82.2%	Purchase	32.5%
Weighted Average Effective Combined LTV	82.0%	Rate/Term Refinance	9.2%
Weighted Average Full Combined LTV	84.7%
% of Loans with Junior Liens	13.6%
Non-Zero Weighted Average FICO	617
% IO Loans	3.5%	Occupancy Status
		Primary Home	89.6%
		Investment	8.4%
Product Type		Second Home	1.9%
2 Year Hybrid (Non-Balloon)	76.8%
Fixed Rate (Non-Balloon)	17.3%	Geographic Distribution
Fixed Rate (Balloon)	3.8%	(Other states account individually for less than
3 Year Hybrid (Non-Balloon)	1.7%	3% of the Statistical Cut-off Date principal balance)
1 Year Hybrid (Non-Balloon)	0.4%	FL	8.2%
		CA	7.2%
		MD	6.2%
		IL	6.2%
Amortization Type		AZ	4.4%
Fully Amortizing	92.6%	WI	4.2%
Balloon	3.8%	VA	3.8%
Interest-Only	3.5%	NJ	3.7%
		TX	3.7%
Documentation Type		PA	3.7%
Full	85.0%	GA	3.6%
Stated	14.1%
Limited	0.8%
No Documentation	0.1%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	4,040	$559,598,786.53	73.52%	8.484%	100.00%	611	83.04%	85.24%	0.60%
Fixed Rate - 30 Year	1,271	124,124,465.92	16.31	8.493	0.00	629	80.32	90.23	0.44
3/27 ARM (LIBOR)	82	10,713,750.88	1.41	8.464	100.00	615	82.60	87.61	0.00
Fixed Rate - 15 Year	67	6,253,026.61	0.82	8.020	0.00	619	64.54	92.96	0.00
1 Year ARM (CMT)	21	3,322,333.74	0.44	8.899	100.00	626	78.40	65.43	0.00
Fixed Rate - 20 Year	6	563,598.24	0.07	8.554	0.00	627	86.49	66.16	0.00
Fixed Rate - 25 Year	3	522,764.36	0.07	7.536	0.00	627	76.54	100.00	0.00
Fixed Rate - 10 Year	2	84,288.31	0.01	8.597	0.00	621	37.74	100.00	0.00
Subtotal (Fully Amortizing):	5,492	$705,183,014.59	92.64%	8.482%	81.35%	614	82.36%	86.13%	0.55%

Balloon Loans:
Fixed Rate - 15/30 Year Balloon	178	$29,139,944.83	3.83%	7.807%	0.00%	633	78.18%	88.36%	0.19%
Subtotal (Balloon):	178	$29,139,944.83	3.83%	7.807%	0.00%	633	78.18%	88.36%	0.19%

Interest-Only Loans:
2/28 ARM (LIBOR)	107	$24,740,440.12	3.25%	7.811%	100.00%	661	81.44%	51.77%	0.00%
3/27 ARM (LIBOR)	10	2,107,608.18	0.28	7.469	100.00	660	79.95	59.97	18.97
Subtotal (Interest-Only):	117	$26,848,048.30	3.53%	7.784%	100.00%	661	81.33%	52.41%	1.49%

Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

*If a loan is both a Balloon & Interest-Only, it is grouped into the Interest-Only bucket.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
60	117	$26,848,048.30	100.00%	7.784%	100.00%	661	81.33%	52.41%	1.49%
Total:	117	$26,848,048.30	100.00%	7.784%	100.00%	661	81.33%	52.41%	1.49%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	5,592	$726,899,281.90	95.50%	8.460%	78.92%	615	82.35%	86.16%	0.54%
Interest-Only	117	26,848,048.30	3.53	7.784	100.00	661	81.33	52.41	1.49
15 Year Amortization	67	6,253,026.61	0.82	8.020	0.00	619	64.54	92.96	0.00
20 Year Amortization	6	563,598.24	0.07	8.554	0.00	627	86.49	66.16	0.00
25 Year Amortization	3	522,764.36	0.07	7.536	0.00	627	76.54	100.00	0.00
10 Year Amortization	2	84,288.31	0.01	8.597	0.00	621	37.74	100.00	0.00
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	822	$27,875,802.12	3.66%	10.436%	47.46%	616	88.78%	94.11%	0.30%
50,000.01 - 100,000.00	1,648	125,591,162.20	16.50	8.914	76.23	610	82.58	90.28	0.60
100,000.01 - 150,000.00	1,344	166,877,152.39	21.92	8.509	79.93	614	82.38	88.07	0.38
150,000.01 - 200,000.00	979	169,721,830.08	22.30	8.163	79.34	616	81.34	85.67	0.60
200,000.01 - 250,000.00	443	98,856,645.93	12.99	8.127	82.10	620	81.80	82.62	0.00
250,000.01 - 300,000.00	276	75,445,446.82	9.91	8.069	82.12	623	81.70	79.03	1.51
300,000.01 - 350,000.00	161	51,967,198.21	6.83	8.250	87.09	618	82.27	76.23	0.61
350,000.01 - 400,000.00	78	29,251,005.52	3.84	8.111	79.53	624	81.70	79.38	1.37
400,000.01 - 450,000.00	29	11,908,934.51	1.56	8.018	72.53	642	80.14	65.85	0.00
450,000.01 - 500,000.00	5	2,367,474.11	0.31	7.509	80.39	602	73.37	80.39	0.00
500,000.01 - 550,000.00	1	519,244.89	0.07	7.625	100.00	663	80.00	100.00	0.00
650,000.01 >=	1	789,110.94	0.10	8.875	100.00	608	71.82	100.00	0.00
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	5,295	$744,513,386.84	97.81%	8.360%	80.65%	616	81.77%	84.70%	0.58%
2nd Lien	492	16,657,620.88	2.19	11.644	0.00	634	99.67	99.71	0.00
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Cash Out Refinance	2,806	$444,397,271.29	58.38%	8.203%	75.05%	610	78.20%	86.35%	0.47%
Purchase	2,522	247,033,066.35	32.45	8.831	86.69	629	88.97	81.60	0.63
Rate/Term Refinance	459	69,740,670.08	9.16	8.477	75.73	614	83.35	88.74	0.98
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	5,178	$682,346,524.05	89.64%	8.383%	78.04%	612	81.95%	88.64%	0.62%
Investment	521	64,063,600.97	8.42	8.931	87.51	656	83.58	55.64	0.19
Second Home	88	14,760,882.70	1.94	8.512	80.67	661	86.11	45.30	0.00
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	247	$35,477,259.75	4.66%	7.846%	0.00%	631	75.68%	89.20%	0.15%
181 - 240	6	563,598.24	0.07	8.554	0.00	627	86.49	66.16	0.00
241 - 360	5,534	725,130,149.73	95.27	8.460	82.81	616	82.48	84.84	0.59
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	247	$35,477,259.75	4.66%	7.846%	0.00%	631	75.68%	89.20%	0.15%
181 - 240	6	563,598.24	0.07	8.554	0.00	627	86.49	66.16	0.00
241 - 360	5,534	725,130,149.73	95.27	8.460	82.81	616	82.48	84.84	0.59
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
FL	403	$62,686,852.49	8.24%	8.273%	73.40%	621	80.20%	77.50%	0.00%
CA	235	54,514,263.37	7.16	7.913	77.29	625	73.09	77.78	0.73
MD	255	47,434,804.96	6.23	8.074	76.53	609	80.00	89.05	0.19
IL	346	47,146,534.22	6.19	8.602	84.90	618	83.72	82.15	0.00
AZ	204	33,430,336.05	4.39	8.160	85.70	615	78.44	86.74	0.46
WI	270	32,225,326.50	4.23	8.646	82.91	616	84.73	89.07	0.22
VA	190	28,707,641.49	3.77	8.210	79.11	611	81.62	90.04	0.54
NJ	129	28,409,268.45	3.73	8.286	79.59	615	79.09	78.40	1.00
TX	286	27,850,353.14	3.66	8.662	66.28	614	83.86	83.29	0.00
PA	268	27,788,431.17	3.65	8.594	75.41	611	83.88	85.93	0.56
Other	3,201	370,977,195.88	48.74	8.564	79.76	617	84.04	86.89	0.82
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	416	$56,333,697.53	7.40%	7.958%	68.83%	595	49.37%	87.95%	0.00%
60.01 to 70.00%	427	62,585,246.39	8.22	7.892	64.80	598	66.67	90.90	0.00
70.01 to 80.00%	1,801	252,111,173.74	33.12	8.052	81.07	611	78.40	90.10	0.00
80.01 to 85.00%
With MI:	9	1,215,844.16	0.16	8.020	75.24	642	84.53	100.00	100.00
Without MI:	552	82,644,904.63	10.86	8.478	74.68	604	84.29	86.12	0.00
85.01 to 90.00%
With MI:	4	927,034.74	0.12	8.004	100.00	621	89.95	100.00	100.00
Without MI:	794	123,467,723.88	16.22	8.413	81.40	627	89.56	78.60	0.00
90.01 to 95.00%
With MI:	5	554,938.84	0.07	9.115	94.01	604	95.00	100.00	100.00
Without MI:	827	107,169,357.11	14.08	9.036	91.84	633	94.80	74.00	0.00
95.01 to 100.00%
With MI:	11	1,656,020.87	0.22	9.310	83.65	653	99.44	100.00	100.00
Without MI:	449	55,847,444.95	7.34	9.068	93.78	642	99.85	80.80	0.00
Subtotal (First Lien):	5,295	$744,513,386.84	97.81%	8.360%	80.65%	616	81.77%	84.70%	0.58%

Second Lien Loans:
85.01 to 90.00%	1	$26,485.57	0.00%	12.250%	0.00%	604	90.00%	100.00%	0.00%
90.01 to 95.00%	25	871,862.64	0.11	11.712	0.00	623	94.71	100.00	0.00
95.01 to 100.00%	466	15,759,272.67	2.07	11.639	0.00	634	99.96	99.69	0.00
Subtotal (Second Lien):	492	$16,657,620.88	2.19%	11.644%	0.00%	634	99.67%	99.71%	0.00%

Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	416	$56,333,697.53	7.40%	7.958%	68.83%	595	49.37%	87.95%	0.00%
60.01 to 70.00%	446	65,524,942.55	8.61	7.940	65.91	600	67.98	91.31	4.49
70.01 to 80.00%	1,811	253,525,316.19	33.31	8.052	81.05	611	78.44	90.15	0.56
80.01 to 85.00%	552	82,644,904.63	10.86	8.478	74.68	604	84.29	86.12	0.00
85.01 to 90.00%	794	123,467,723.88	16.22	8.413	81.40	627	89.56	78.60	0.00
90.01 to 95.00%	827	107,169,357.11	14.08	9.036	91.84	633	94.80	74.00	0.00
95.01 to 100.00%	449	55,847,444.95	7.34	9.068	93.78	642	99.85	80.80	0.00
Subtotal (First Lien):	5,295	$744,513,386.84	97.81%	8.360%	80.65%	616	81.77%	84.70%	0.58%

Second Lien Loans:
85.01 to 90.00%	1	$26,485.57	0.00%	12.250%	0.00%	604	90.00%	100.00%	0.00%
90.01 to 95.00%	25	871,862.64	0.11	11.712	0.00	623	94.71	100.00	0.00
95.01 to 100.00%	466	15,759,272.67	2.07	11.639	0.00	634	99.96	99.69	0.00
Subtotal (Second Lien):	492	$16,657,620.88	2.19%	11.644%	0.00%	634	99.67%	99.71%	0.00%

Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	412	$55,567,459.68	7.30%	7.965%	69.32%	595	49.25%	88.21%	0.00%
60.01 to 70.00%	425	62,217,557.08	8.17	7.893	64.49	598	66.57	90.85	0.00
70.01 to 80.00%	1,017	155,927,524.89	20.49	8.214	75.51	600	77.48	85.82	0.00
80.01 to 85.00%
With MI:	8	1,166,800.28	0.15	7.890	74.20	642	84.51	100.00	100.00
Without MI:	531	80,532,920.28	10.58	8.461	74.50	605	84.22	85.90	0.00
85.01 to 90.00%
With MI:	5	976,078.62	0.13	8.161	100.00	622	89.70	100.00	100.00
Without MI:	810	125,251,487.67	16.46	8.412	81.24	626	89.28	79.12	0.00
90.01 to 95.00%
With MI:	5	554,938.84	0.07	9.115	94.01	604	95.00	100.00	100.00
Without MI:	878	113,982,312.65	14.97	8.962	90.72	633	93.85	75.07	0.00
95.01 to 100.00%
With MI:	11	1,656,020.87	0.22	9.310	83.65	653	99.44	100.00	100.00
Without MI:	1,193	146,680,285.98	19.27	8.288	92.17	634	87.65	90.70	0.00
Subtotal (First Lien):	5,295	$744,513,386.84	97.81%	8.360%	80.65%	616	81.77%	84.70%	0.58%

Second Lien Loans:
85.01 to 90.00%	1	$26,485.57	0.00%	12.250%	0.00%	604	90.00%	100.00%	0.00%
90.01 to 95.00%	25	871,862.64	0.11	11.712	0.00	623	94.71	100.00	0.00
95.01 to 100.00%	466	15,759,272.67	2.07	11.639	0.00	634	99.96	99.69	0.00
Subtotal (Second Lien):	492	$16,657,620.88	2.19%	11.644%	0.00%	634	99.67%	99.71%	0.00%

Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Not Available	12	$822,083.25	0.11%	10.309%	100.00%	N/A	65.39%	84.20%	0.00%
500 - 520	100	11,680,692.13	1.53	9.749	96.98	512	68.45	98.90	0.46
521 - 540	252	29,775,006.30	3.91	9.488	95.35	531	73.55	98.94	0.00
541 - 560	320	45,141,025.23	5.93	8.681	92.31	551	72.77	99.27	0.15
561 - 580	678	92,415,237.28	12.14	8.680	83.08	570	79.61	99.62	0.44
581 - 600	953	113,036,492.91	14.85	8.388	79.84	590	81.04	99.23	0.53
601 - 620	943	118,081,379.34	15.51	8.399	77.54	610	84.57	98.59	0.42
621 - 640	884	117,381,468.89	15.42	8.259	75.35	630	84.18	74.31	0.35
641 - 660	718	101,550,475.31	13.34	8.213	75.33	650	85.19	69.45	1.60
661 - 680	441	64,581,354.13	8.48	8.109	69.24	669	84.27	68.43	0.34
681 - 700	208	29,343,845.87	3.86	8.269	74.00	690	85.84	55.94	0.00
701 - 720	113	15,768,423.51	2.07	8.123	73.84	709	86.15	58.11	0.00
721 - 740	66	8,251,391.98	1.08	8.656	79.85	732	87.64	47.76	2.30
741 - 760	38	5,468,320.07	0.72	8.046	82.88	749	84.81	62.78	5.41
761 - 780	34	4,985,618.67	0.65	8.200	63.56	770	84.74	72.34	0.00
781 >=	27	2,888,192.85	0.38	8.665	82.18	794	85.68	52.28	0.00
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	5,225	$678,100,853.74	89.09%	8.433%	79.06%	615	82.12%	85.96%	0.57%
Condo	266	37,806,851.96	4.97	8.356	85.21	628	83.73	78.70	1.26
2-4 Family	205	34,894,285.39	4.58	8.339	76.40	637	80.32	73.67	0.00
PUD	91	10,369,016.63	1.36	8.977	52.97	628	85.86	85.20	0.00
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$143,251,264.43	$9,389,663.03	$431,698,299.19	$0.00	$0.00	$0.00	$584,339,226.65
Fixed Rate	46,055,912.96	3,701,190.95	19,865,208.94	91,065,775.42	0.00	0.00	160,688,088.27
3 Year Hybrid	1,443,627.24	0.00	1,350,433.63	10,027,298.19	0.00	0.00	12,821,359.06
1 Year Hybrid	3,322,333.74	0.00	0.00	0.00	0.00	0.00	3,322,333.74
Total:	$194,073,138.37	$13,090,853.98	$452,913,941.76	$101,093,073.61	$0.00	$0.00	$761,171,007.72

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	18.82%	1.23%	56.72%	0.00%	0.00%	0.00%	76.77%
Fixed Rate	6.05	0.49	2.61	11.96	0.00	0.00	21.11
3 Year Hybrid	0.19	0.00	0.18	1.32	0.00	0.00	1.68
1 Year Hybrid	0.44	0.00	0.00	0.00	0.00	0.00	0.44
Total:	25.50%	1.72%	59.50%	13.28%	0.00%	0.00%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3% 2% 1% of Orig. Bal	3,435	$461,695,335.76	60.66%	8.287%	84.31%	615	81.44%	86.20%	0.44%
None	1,624	194,073,138.37	25.50	8.882	76.27	621	84.10	79.44	0.93
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	369	57,229,785.56	7.52	8.125	55.09	618	81.30	90.06	0.27
2 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	108	13,888,531.27	1.82	8.468	77.30	619	83.50	88.95	0.00
1% of Amount Prepaid	75	8,098,895.48	1.06	8.802	60.81	617	84.21	96.47	0.00
Other	176	26,185,321.28	3.44	8.185	61.10	612	81.16	89.02	1.38
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	5,088	$647,182,936.43	85.02%	8.389%	77.67%	609	81.61%	100.00%	0.67%
Stated	657	107,541,225.09	14.13	8.685	86.28	664	85.95	0.00	0.00
Limited	37	5,786,500.39	0.76	8.336	80.47	639	75.20	0.00	0.00
No Documentation	5	660,345.81	0.09	9.744	60.36	566	71.07	0.00	0.00
Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	1	$199,540.18	0.03%	5.250%	100.00%	594	80.00%	100.00%	0.00%
5.501 to 6.000	6	1,521,944.58	0.20	5.895	100.00	665	69.88	100.00	0.00
6.001 to 6.500	37	6,654,861.92	0.87	6.393	100.00	633	73.80	96.11	0.00
6.501 to 7.000	244	44,424,121.12	5.84	6.858	100.00	635	75.16	91.16	1.32
7.001 to 7.500	386	67,055,579.15	8.81	7.340	100.00	629	78.49	87.66	0.79
7.501 to 8.000	723	120,726,794.94	15.86	7.832	100.00	616	79.92	87.20	0.24
8.001 to 8.500	694	101,187,807.18	13.29	8.335	100.00	614	84.09	83.87	0.30
8.501 to 9.000	787	105,719,894.68	13.89	8.811	100.00	609	85.11	82.89	0.72
9.001 to 9.500	488	60,125,289.48	7.90	9.304	100.00	601	88.22	80.37	0.69
9.501 to 10.000	414	48,305,874.27	6.35	9.791	100.00	605	87.76	73.14	1.13
10.001 to 10.500	249	23,959,061.77	3.15	10.317	100.00	596	87.56	77.27	0.00
10.501 to 11.000	142	13,370,580.03	1.76	10.767	100.00	594	88.51	67.67	0.51
Greater than 11.000	89	7,231,570.15	0.95	11.548	100.00	567	83.33	86.54	3.41
Subtotal (ARM Loans):	4,260	$600,482,919.45	78.89%	8.455%	100.00%	613	82.93%	83.71%	0.62%

Fixed Rate Loans:
5.501 to 6.000	1	$313,251.07	0.04%	5.990%	0.00%	777	69.23%	100.00%	0.00%
6.001 to 6.500	7	1,724,057.58	0.23	6.418	0.00	639	69.20	100.00	0.00
6.501 to 7.000	86	16,171,472.76	2.12	6.872	0.00	655	71.76	97.49	0.00
7.001 to 7.500	137	22,889,184.06	3.01	7.356	0.00	638	73.24	88.60	0.00
7.501 to 8.000	302	45,957,818.20	6.04	7.826	0.00	629	75.35	85.94	0.00
8.001 to 8.500	201	25,581,054.43	3.36	8.327	0.00	620	79.53	92.26	0.60
8.501 to 9.000	236	26,276,958.71	3.45	8.778	0.00	616	81.35	82.92	1.38
9.001 to 9.500	27	1,596,534.76	0.21	9.248	0.00	632	95.19	100.00	0.00
9.501 to 10.000	23	1,813,178.00	0.24	9.733	0.00	591	91.39	100.00	0.00
10.001 to 10.500	36	1,871,792.92	0.25	10.295	0.00	594	94.80	94.52	0.00
10.501 to 11.000	108	4,539,926.25	0.60	10.794	0.00	676	99.31	99.37	0.00
Greater than 11.000	363	11,952,859.53	1.57	12.115	0.00	613	99.13	99.37	0.73
Subtotal (Fixed Rate):	1,527	$160,688,088.27	21.11%	8.347%	0.00%	629	79.31%	89.95%	0.38%

Total:	5,787	$761,171,007.72	100.00%	8.432%	78.89%	617	82.17%	85.02%	0.57%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	1	$169,417.66	0.03%	6.990%	100.00%	648	55.92%	100.00%	0.00%
3.001 - 3.500	1	261,285.58	0.04	6.500	100.00	642	75.94	100.00	0.00
3.501 - 4.000	91	15,924,914.51	2.65	7.305	100.00	657	76.56	95.10	0.00
4.001 - 4.500	481	70,816,433.55	11.79	7.498	100.00	632	77.23	94.75	0.42
4.501 - 5.000	706	106,642,497.77	17.76	7.820	100.00	620	77.65	86.72	0.00
5.001 - 5.500	692	109,325,685.94	18.21	8.151	100.00	614	81.38	82.99	0.59
5.501 - 6.000	705	105,307,085.14	17.54	8.576	100.00	611	86.44	83.91	0.70
6.001 - 6.500	1,366	163,288,146.76	27.19	9.359	100.00	602	88.05	76.54	0.95
6.501 - 7.000	130	18,217,784.25	3.03	9.209	100.00	602	84.72	79.87	0.73
7.001 - 7.500	58	6,117,065.69	1.02	9.823	100.00	581	84.70	81.90	6.28
7.501 - 8.000	29	4,412,602.60	0.73	9.620	100.00	587	81.97	87.35	0.00
Total:	4,260	$600,482,919.45	100.00%	8.455%	100.00%	613	82.93%	83.71%	0.62%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.500	2	$466,051.75	0.08%	7.990%	100.00%	560	76.01%	100.00%	0.00%
2.000	22	3,385,247.18	0.56	8.881	100.00	626	78.62	66.07	0.00
3.000	4,236	596,631,620.52	99.36	8.453	100.00	613	82.96	83.79	0.63
Total:	4,260	$600,482,919.45	100.00%	8.455%	100.00%	613	82.93%	83.71%	0.62%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	4,226	$595,319,694.77	99.14%	8.452%	100.00%	613	82.97%	83.76%	0.63%
1.500	12	1,768,984.98	0.29	8.524	100.00	593	78.79	100.00	0.00
2.000	22	3,394,239.70	0.57	8.883	100.00	626	78.65	66.16	0.00
Total:	4,260	$600,482,919.45	100.00%	8.455%	100.00%	613	82.93%	83.71%	0.62%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.001 - 11.500	1	$199,540.18	0.03%	5.250%	100.00%	594	80.00%	100.00%	0.00%
11.501 - 12.000	6	1,521,944.58	0.25	5.895	100.00	665	69.88	100.00	0.00
12.001 - 12.500	37	6,654,861.92	1.11	6.393	100.00	633	73.80	96.11	0.00
12.501 - 13.000	244	44,424,121.12	7.40	6.858	100.00	635	75.16	91.16	1.32
13.001 - 13.500	386	67,055,579.15	11.17	7.340	100.00	629	78.49	87.66	0.79
13.501 - 14.000	718	119,884,850.98	19.96	7.832	100.00	616	79.97	87.11	0.24
14.001 - 14.500	690	100,472,179.94	16.73	8.334	100.00	614	84.19	83.75	0.31
14.501 - 15.000	788	106,152,402.60	17.68	8.802	100.00	609	84.94	83.23	0.72
15.001 - 15.500	490	60,455,181.86	10.07	9.297	100.00	601	88.12	80.48	0.69
15.501 - 16.000	415	48,615,466.79	8.10	9.779	100.00	605	87.74	72.74	1.12
16.001 - 16.500	249	24,033,353.90	4.00	10.311	100.00	596	87.62	77.34	0.00
16.501 - 17.000	145	13,660,151.96	2.27	10.739	100.00	594	88.55	68.35	0.50
17.001 - 17.500	53	4,273,281.17	0.71	11.272	100.00	579	85.21	83.35	5.77
17.501 - 18.000	25	2,266,444.64	0.38	11.743	100.00	551	81.37	92.94	0.00
18.001 - 18.500	12	750,539.35	0.12	12.273	100.00	557	79.19	86.46	0.00
18.501 - 19.000	1	63,019.31	0.01	12.750	100.00	515	65.00	100.00	0.00
Total:	4,260	$600,482,919.45	100.00%	8.455%	100.00%	613	82.93%	83.71%	0.62%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 1 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	1,416	$231,282,022.05	38.52%	7.567%	100.00%	624	77.91%	89.22%	0.41%
5.501 - 6.000	729	106,561,759.04	17.75	8.450	100.00	613	84.54	83.49	0.46
6.001 - 6.500	856	112,827,141.06	18.79	8.889	100.00	605	88.11	78.53	1.11
6.501 - 7.000	408	49,430,306.43	8.23	9.547	100.00	609	87.44	71.51	0.95
7.001 - 7.500	274	27,655,473.40	4.61	9.738	100.00	604	85.78	80.25	0.68
7.501 - 8.000	222	28,198,039.41	4.70	9.197	100.00	607	83.62	77.42	0.56
8.001 - 8.500	112	13,457,410.11	2.24	9.256	100.00	602	84.29	84.86	1.83
8.501 - 9.000	109	14,786,410.84	2.46	9.280	100.00	594	84.23	89.59	0.00
9.001 - 9.500	57	6,810,420.64	1.13	9.614	100.00	587	87.20	91.53	0.00
9.501 - 10.000	42	5,723,778.02	0.95	9.822	100.00	580	84.86	92.52	0.00
10.001 - 10.500	23	2,683,376.70	0.45	10.274	100.00	592	85.24	84.88	0.00
10.501 - 11.000	9	718,662.80	0.12	10.785	100.00	549	83.60	93.97	0.00
11.001 - 11.500	1	119,831.11	0.02	11.125	100.00	523	75.00	100.00	0.00
11.501 - 12.000	2	228,287.84	0.04	11.690	100.00	654	86.97	29.93	0.00
Total:	4,260	$600,482,919.45	100.00%	8.455%	100.00%	613	82.93%	83.71%	0.62%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	21	$3,322,333.74	0.55%	8.899%	100.00%	626	78.40%	65.43%	0.00%
13 - 24	4,147	584,339,226.65	97.31	8.455	100.00	613	82.97	83.82	0.57
25 - 36	92	12,821,359.06	2.14	8.300	100.00	623	82.16	83.06	3.12
Total:	4,260	$600,482,919.45	100.00%	8.455%	100.00%	613	82.93%	83.71%	0.62%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

SASCO 2006-WF3 Collateral Summary - Group 2
Collateral information is as of the Cut-Off Date.

Total Number of Loans	3,307	Primary Mortgage Insurance Coverage
Total Outstanding Loan Balance	$647,260,638	No	99.3%
Average Loan Principal Balance	$195,724	Yes	0.7%
Fixed Rate	22.0%
Adjustable Rate	78.0%	Primary Mortgage Insurance Coverage
Prepayment Premium	69.7%	(First Lien Loans with LTV > 80%)
Weighted Average Coupon	8.3%	No	98.6%
Weighted Average Margin	5.3%	Yes	1.4%
Weighted Average Initial Periodic Cap	3.0%
Weighted Average Periodic Cap	1.0%	Lien Position
Weighted Average Maximum Rate	14.1%	1st Lien	95.3%
Weighted Average Floor	5.6%	2nd Lien	4.7%
Weighted Average Original Term (mo.)	353
Weighted Average Remaining Term (mo.)	351	Loan Purpose
Weighted Average Loan Age (mo.)	2	Purchase	63.4%
Weighted Average Combined LTV	84.2%	Cash Out Refinance	31.8%
Weighted Average Effective Combined LTV	84.1%	Rate/Term Refinance	4.8%
Weighted Average Full Combined LTV	89.2%
% of Loans with Junior Liens	26.3%
Non-Zero Weighted Average FICO	632
% IO Loans	24.5%	Occupancy Status
		Primary Home	93.4%
		Investment	4.9%
Product Type		Second Home	1.6%
2 Year Hybrid (Non-Balloon)	75.1%
Fixed Rate (Non-Balloon)	19.0%	Geographic Distribution
Fixed Rate (Balloon)	3.0%	(Other states account individually for less than
3 Year Hybrid (Non-Balloon)	2.1%	3% of the Statistical Cut-off Date principal balance)
1 Year Hybrid (Non-Balloon)	0.8%	CA	23.9%
		FL	9.5%
		MD	5.3%
		AZ	4.9%
Amortization Type		TX	4.7%
Fully Amortizing	72.5%	IL	4.0%
Interest-Only	24.5%	NY	3.9%
Balloon	3.0%	VA	3.6%
		NJ	3.5%
Documentation Type
Full	74.8%
Stated	23.9%
Limited	0.9%
No Documentation	0.3%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2
Collateral characteristics are listed below as of the Cut-Off Date.

Product Type*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Fully Amortizing Loans:
2/28 ARM (LIBOR)	1,319	$337,490,868.84	52.14%	8.226%	100.00%	627	85.61%	73.76%	1.02%
Fixed Rate - 30 Year	1,266	111,083,095.34	17.16	9.435	0.00	629	85.67	89.49	0.25
3/27 ARM (LIBOR)	36	10,394,529.25	1.61	7.602	100.00	649	79.57	77.99	0.00
1 Year ARM (CMT)	18	5,386,461.62	0.83	8.667	100.00	650	83.61	63.15	0.00
Fixed Rate - 15 Year	85	4,468,806.99	0.69	9.274	0.00	596	67.72	97.12	0.00
Fixed Rate - 20 Year	2	464,966.93	0.07	7.567	0.00	664	36.87	7.28	0.00
Subtotal (Fully Amortizing):	2,726	$469,288,728.97	72.50%	8.513%	75.28%	628	85.25%	77.61%	0.79%

Balloon Loans:
Fixed Rate - 15/30 Year Balloon	90	$19,423,521.05	3.00%	8.262%	0.00%	632	81.64%	85.54%	0.00%
Subtotal (Balloon):	90	$19,423,521.05	3.00%	8.262%	0.00%	632	81.64%	85.54%	0.00%

Interest-Only Loans:
2/28 ARM (LIBOR)	452	$148,722,003.12	22.98%	7.820%	100.00%	643	81.87%	66.11%	0.34%
Fixed Rate - 30 Year	28	6,863,791.59	1.06	8.065	0.00	643	76.31	50.05	0.00
3/27 ARM (LIBOR)	11	2,962,594.00	0.46	7.182	100.00	656	80.18	54.15	0.00
Subtotal (Interest-Only):	491	$158,548,388.71	24.50%	7.819%	95.67%	643	81.60%	65.20%	0.32%

Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

*If a loan is both a Balloon & Interest-Only, it is grouped into the Interest-Only bucket.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

IO Term
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Interest-Only Loans:
24	1	$196,800.00	0.12%	7.450%	100.00%	619	80.00%	100.00%	0.00%
60	489	157,878,188.71	99.58	7.821	95.95	643	81.57	65.05	0.32
120	1	473,400.00	0.30	7.200	0.00	647	90.00	100.00	0.00
Total:	491	$158,548,388.71	100.00%	7.819%	95.67%	643	81.60%	65.20%	0.32%

Original Amortization Term
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
30 Year Amortization	2,729	$483,778,476.10	74.74%	8.497%	73.02%	629	85.31%	77.81%	0.77%
Interest-Only	491	158,548,388.71	24.50	7.819	95.67	643	81.60	65.20	0.32
15 Year Amortization	85	4,468,806.99	0.69	9.274	0.00	596	67.72	97.12	0.00
20 Year Amortization	2	464,966.93	0.07	7.567	0.00	664	36.87	7.28	0.00
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
0.01 - 50,000.00	749	$23,420,439.89	3.62%	11.159%	9.37%	610	89.86%	96.55%	0.72%
50,000.01 - 100,000.00	533	38,932,180.40	6.01	10.065	27.91	618	88.19	88.80	0.93
100,000.01 - 150,000.00	429	53,527,758.87	8.27	8.959	63.15	619	84.94	87.67	1.00
150,000.01 - 200,000.00	395	69,435,285.52	10.73	8.291	80.64	624	85.21	80.73	0.00
200,000.01 - 250,000.00	276	61,809,198.20	9.55	8.301	86.98	627	86.08	77.88	0.74
250,000.01 - 300,000.00	210	57,612,971.73	8.90	8.105	85.42	633	84.94	69.06	0.00
300,000.01 - 350,000.00	146	47,541,410.96	7.35	8.036	94.52	634	86.37	75.42	0.71
350,000.01 - 400,000.00	98	36,819,071.67	5.69	7.798	86.93	632	84.19	73.63	0.00
400,000.01 - 450,000.00	117	50,151,839.19	7.75	7.915	89.73	632	83.65	69.96	1.71
450,000.01 - 500,000.00	110	52,526,777.77	8.12	7.955	91.84	635	83.95	72.70	1.87
500,000.01 - 550,000.00	81	42,485,319.51	6.56	7.990	85.16	644	84.43	60.38	1.20
550,000.01 - 600,000.00	46	26,596,601.58	4.11	7.874	84.66	650	81.80	62.73	0.00
600,000.01 - 650,000.00	43	26,754,502.19	4.13	8.162	86.00	634	81.83	58.19	0.00
650,000.01 >=	74	59,647,281.25	9.22	7.635	79.18	652	76.30	70.32	0.00
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

Lien Position
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1st Lien	2,596	$616,772,109.67	95.29%	8.167%	81.87%	632	83.50%	73.57%	0.68%
2nd Lien	711	30,488,529.06	4.71	11.738	0.00	630	99.32	99.88	0.00
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%
LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Purchase	2,229	$410,230,688.50	63.38%	8.397%	84.82%	638	87.38%	71.06%	0.74%
Cash Out Refinance	915	206,009,150.03	31.83	8.213	68.14	619	78.38	81.06	0.46
Rate/Term Refinance	163	31,020,800.20	4.79	8.330	53.54	637	81.74	82.84	0.72
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

Occupancy Status
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Primary Home	3,070	$604,790,870.22	93.44%	8.287%	78.26%	630	84.20%	77.04%	0.68%
Investment	204	31,816,245.39	4.92	9.216	74.70	658	85.83	41.65	0.24
Second Home	33	10,653,523.12	1.65	8.464	74.08	657	82.30	47.00	0.00
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

Original Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	175	$23,892,328.04	3.69%	8.451%	0.00%	625	79.04%	87.71%	0.00%
181 - 240	2	464,966.93	0.07	7.567	0.00	664	36.87	7.28	0.00
241 - 360	3,130	622,903,343.76	96.24	8.331	81.06	632	84.48	74.36	0.68
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Remaining Terms to Stated Maturity
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 180	175	$23,892,328.04	3.69%	8.451%	0.00%	625	79.04%	87.71%	0.00%
181 - 240	2	464,966.93	0.07	7.567	0.00	664	36.87	7.28	0.00
241 - 360	3,130	622,903,343.76	96.24	8.331	81.06	632	84.48	74.36	0.68
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

State Distribution (Top 10)
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
CA	404	$154,696,021.66	23.90%	7.735%	85.03%	645	80.82%	68.47%	0.27%
FL	277	61,215,990.41	9.46	8.502	83.45	635	87.54	60.27	0.00
MD	123	34,175,059.34	5.28	8.080	80.78	615	83.87	91.56	2.09
AZ	142	31,984,600.40	4.94	8.399	87.13	631	85.78	74.64	0.00
TX	224	30,401,383.37	4.70	8.660	64.44	627	85.49	81.33	0.00
IL	151	25,596,148.00	3.95	8.897	76.86	632	86.85	74.95	2.52
NY	93	24,919,573.46	3.85	8.148	81.20	625	84.23	69.75	2.04
VA	103	23,009,980.36	3.55	8.365	78.91	630	85.28	76.92	2.06
NJ	75	22,914,391.90	3.54	8.444	75.02	633	85.91	68.50	0.00
PA	129	16,754,098.79	2.59	8.668	67.95	623	84.82	73.32	0.00
Other	1,586	221,593,391.04	34.24	8.611	72.48	627	84.77	80.88	0.66
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	137	$22,457,977.73	3.47%	7.969%	62.98%	606	49.44%	88.98%	0.00%
60.01 to 70.00%	145	42,565,473.47	6.58	7.652	70.48	626	66.71	78.45	0.00
70.01 to 80.00%	1,067	258,397,612.74	39.92	7.598	84.25	632	78.85	84.80	0.00
80.01 to 85.00%
With MI:	3	341,465.41	0.05	11.164	100.00	543	85.00	100.00	100.00
Without MI:	207	50,580,227.33	7.81	8.412	68.03	616	84.47	79.46	0.00
85.01 to 90.00%
With MI:	7	1,556,985.30	0.24	9.028	95.20	596	89.97	100.00	100.00
Without MI:	360	94,476,834.33	14.60	8.352	83.52	630	89.73	70.01	0.00
90.01 to 95.00%
With MI:	9	1,862,942.02	0.29	8.594	89.02	598	94.34	100.00	100.00
Without MI:	336	71,715,353.49	11.08	9.166	83.00	635	94.83	52.56	0.00
95.01 to 100.00%
With MI:	3	454,796.10	0.07	8.909	100.00	659	100.00	100.00	100.00
Without MI:	322	72,362,441.75	11.18	9.112	91.67	656	99.99	45.59	0.00
Subtotal (First Lien):	2,596	$616,772,109.67	95.29%	8.167%	81.87%	632	83.50%	73.57%	0.68%

Second Lien Loans:
60.01 to 70.00%	1	$39,975.54	0.01%	11.875%	0.00%	625	68.00%	100.00%	0.00%
80.01 to 85.00%	2	41,973.13	0.01	12.375	0.00	605	83.96	100.00	0.00
85.01 to 90.00%	16	609,119.94	0.09	11.986	0.00	615	88.94	100.00	0.00
90.01 to 95.00%	46	1,753,297.51	0.27	11.629	0.00	634	94.64	100.00	0.00
95.01 to 100.00%	646	28,044,162.94	4.33	11.738	0.00	630	99.91	99.87	0.00
Subtotal (Second Lien):	711	$30,488,529.06	4.71%	11.738%	0.00%	630	99.32%	99.88%	0.00%

Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

*Includes the loan in the securitization and any senior liens.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Effective Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	137	$22,457,977.73	3.47%	7.969%	62.98%	606	49.44%	88.98%	0.00%
60.01 to 70.00%	162	46,148,838.15	7.13	7.749	72.17	625	68.78	80.13	7.76
70.01 to 80.00%	1,072	259,030,436.89	40.02	7.603	84.29	632	78.87	84.84	0.24
80.01 to 85.00%	207	50,580,227.33	7.81	8.412	68.03	616	84.47	79.46	0.00
85.01 to 90.00%	360	94,476,834.33	14.60	8.352	83.52	630	89.73	70.01	0.00
90.01 to 95.00%	336	71,715,353.49	11.08	9.166	83.00	635	94.83	52.56	0.00
95.01 to 100.00%	322	72,362,441.75	11.18	9.112	91.67	656	99.99	45.59	0.00
Subtotal (First Lien):	2,596	$616,772,109.67	95.29%	8.167%	81.87%	632	83.50%	73.57%	0.68%

Second Lien Loans:
60.01 to 70.00%	1	$39,975.54	0.01%	11.875%	0.00%	625	68.00%	100.00%	0.00%
80.01 to 85.00%	2	41,973.13	0.01	12.375	0.00	605	83.96	100.00	0.00
85.01 to 90.00%	16	609,119.94	0.09	11.986	0.00	615	88.94	100.00	0.00
90.01 to 95.00%	46	1,753,297.51	0.27	11.629	0.00	634	94.64	100.00	0.00
95.01 to 100.00%	646	28,044,162.94	4.33	11.738	0.00	630	99.91	99.87	0.00
Subtotal (Second Lien):	711	$30,488,529.06	4.71%	11.738%	0.00%	630	99.32%	99.88%	0.00%

Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

*Combined LTV after taking mortgage insurance into account.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Original Full Combined Loan-to-Value Ratio*
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
First Lien Loans:
Less than 60.01%	135	$21,816,352.73	3.37%	8.017%	64.83%	600	49.56%	88.66%	0.00%
60.01 to 70.00%	138	38,823,112.23	6.00	7.624	68.58	627	66.10	83.83	0.00
70.01 to 80.00%	408	99,220,942.42	15.33	7.902	73.44	617	77.21	81.39	0.00
80.01 to 85.00%
With MI:	3	341,465.41	0.05	11.164	100.00	543	85.00	100.00	100.00
Without MI:	202	50,074,528.26	7.74	8.400	68.31	615	84.14	81.09	0.00
85.01 to 90.00%
With MI:	7	1,556,985.30	0.24	9.028	95.20	596	89.97	100.00	100.00
Without MI:	371	99,565,256.41	15.38	8.324	84.34	632	88.85	69.09	0.00
90.01 to 95.00%
With MI:	9	1,862,942.02	0.29	8.594	89.02	598	94.34	100.00	100.00
Without MI:	368	81,787,269.32	12.64	8.955	83.77	635	92.73	55.48	0.00
95.01 to 100.00%
With MI:	3	454,796.10	0.07	8.909	100.00	659	100.00	100.00	100.00
Without MI:	952	221,268,459.47	34.19	7.966	90.70	646	86.58	73.26	0.00
Subtotal (First Lien):	2,596	$616,772,109.67	95.29%	8.167%	81.87%	632	83.50%	73.57%	0.68%

Second Lien Loans:
60.01 to 70.00%	1	$39,975.54	0.01%	11.875%	0.00%	625	68.00%	100.00%	0.00%
80.01 to 85.00%	2	41,973.13	0.01	12.375	0.00	605	83.96	100.00	0.00
85.01 to 90.00%	16	609,119.94	0.09	11.986	0.00	615	88.94	100.00	0.00
90.01 to 95.00%	46	1,753,297.51	0.27	11.629	0.00	634	94.64	100.00	0.00
95.01 to 100.00%	646	28,044,162.94	4.33	11.738	0.00	630	99.91	99.87	0.00
Subtotal (Second Lien):	711	$30,488,529.06	4.71%	11.738%	0.00%	630	99.32%	99.88%	0.00%

Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

*Includes all liens on the mortgaged property.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Not Available	3	$129,958.82	0.02%	9.741%	56.18%	N/A	36.81%	100.00%	0.00%
500 - 520	45	3,527,058.03	0.54	10.385	48.43	511	69.94	100.00	1.03
521 - 540	92	12,487,835.66	1.93	9.904	61.49	531	71.89	100.00	1.87
541 - 560	117	17,335,317.21	2.68	9.110	64.36	551	75.29	100.00	0.39
561 - 580	235	43,680,001.89	6.75	8.727	77.17	570	81.79	96.34	2.05
581 - 600	582	90,342,734.87	13.96	8.416	80.17	591	82.77	100.00	1.52
601 - 620	584	99,155,364.01	15.32	8.222	79.51	610	83.84	98.28	0.50
621 - 640	524	106,854,248.73	16.51	8.211	76.35	630	85.38	70.84	0.46
641 - 660	498	118,209,449.09	18.26	8.398	81.33	650	87.60	49.82	0.21
661 - 680	287	69,082,520.21	10.67	8.022	78.74	670	85.49	62.93	0.49
681 - 700	168	40,859,763.66	6.31	8.038	77.17	690	86.73	51.32	0.09
701 - 720	63	16,183,092.65	2.50	8.053	83.09	712	82.63	54.76	0.00
721 - 740	50	13,571,624.81	2.10	8.321	84.24	729	85.42	38.46	0.00
741 - 760	21	4,048,177.82	0.63	8.398	65.74	750	87.43	13.21	0.00
761 - 780	21	6,964,484.97	1.08	7.548	78.84	771	83.16	63.68	0.00
781 >=	17	4,829,006.30	0.75	7.501	55.52	796	72.91	56.79	0.00
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Single Family	2,937	$573,382,650.65	88.59%	8.318%	77.67%	630	84.00%	75.69%	0.65%
Condo	196	36,732,572.60	5.68	8.205	85.32	640	84.28	71.25	0.00
2-4 Family	87	23,817,207.46	3.68	8.396	83.60	657	86.69	48.06	2.13
PUD	87	13,328,208.02	2.06	9.347	62.58	635	90.46	94.26	0.00
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Term by Product Type ($)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	$129,258,937.55	$7,406,335.51	$349,547,598.90	$0.00	$0.00	$0.00	$486,212,871.96
Fixed Rate	60,375,497.66	4,228,504.42	16,922,296.11	60,629,314.58	0.00	148,569.13	142,304,181.90
3 Year Hybrid	1,213,232.79	0.00	1,048,382.29	11,095,508.17	0.00	0.00	13,357,123.25
1 Year Hybrid	5,386,461.62	0.00	0.00	0.00	0.00	0.00	5,386,461.62
Total:	$196,234,129.62	$11,634,839.93	$367,518,277.30	$71,724,822.75	$0.00	$148,569.13	$647,260,638.73

Prepayment Penalty Term by Product Type (%)
Amortization Type	No Penalty	1 - 12 Months	13 - 24 Months	25 - 36 Months	37 - 48 Months	49 - 60 Months	Total
2 Year Hybrid	19.97%	1.14%	54.00%	0.00%	0.00%	0.00%	75.12%
Fixed Rate	9.33	0.65	2.61	9.37	0.00	0.02	21.99
3 Year Hybrid	0.19	0.00	0.16	1.71	0.00	0.00	2.06
1 Year Hybrid	0.83	0.00	0.00	0.00	0.00	0.00	0.83
Total:	30.32%	1.80%	56.78%	11.08%	0.00%	0.02%	100.00%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Prepayment Penalty Description - Top 5
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
3% 2% 1% of Orig. Bal	1,625	$387,749,771.40	59.91%	7.959%	86.19%	631	83.69%	76.44%	0.82%
None	1,369	196,234,129.62	30.32	9.125	69.23	635	86.20	67.67	0.52
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.	174	39,710,677.82	6.14	8.084	52.53	633	79.97	84.96	0.00
3% 2% of Original Balance	14	3,833,220.16	0.59	8.025	100.00	644	85.02	86.87	0.00
1% of Amount Prepaid	35	3,727,267.59	0.58	9.215	43.74	612	87.91	90.23	0.00
Other	90	16,005,572.14	2.47	8.261	53.60	625	83.33	90.98	0.16
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Full	2,759	$484,184,833.50	74.81%	8.220%	74.43%	621	82.84%	100.00%	0.87%
Stated	522	155,007,518.26	23.95	8.677	88.37	666	88.44	0.00	0.00
Limited	19	5,903,988.53	0.91	8.819	93.02	647	87.01	0.00	0.00
No Documentation	7	2,164,298.44	0.33	8.460	98.34	668	90.07	0.00	0.00
Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
Adjustable Rate Loans:
Less than 5.501	2	$728,662.83	0.11%	5.500%	100.00%	608	80.00%	100.00%	0.00%
5.501 to 6.000	13	4,772,934.06	0.74	5.900	100.00	666	80.00	100.00	0.00
6.001 to 6.500	55	21,382,681.27	3.30	6.393	100.00	661	76.93	85.60	0.00
6.501 to 7.000	192	64,253,114.49	9.93	6.840	100.00	644	77.67	86.68	0.00
7.001 to 7.500	245	70,906,348.54	10.95	7.334	100.00	629	78.83	84.02	0.43
7.501 to 8.000	367	106,679,106.32	16.48	7.829	100.00	630	82.20	78.15	0.55
8.001 to 8.500	284	75,545,738.05	11.67	8.310	100.00	626	85.42	76.08	0.65
8.501 to 9.000	275	71,418,221.52	11.03	8.807	100.00	632	90.35	56.87	1.38
9.001 to 9.500	158	40,996,833.80	6.33	9.268	100.00	637	92.27	44.98	1.27
9.501 to 10.000	138	30,646,916.73	4.73	9.801	100.00	624	92.32	45.92	2.55
10.001 to 10.500	58	11,340,823.82	1.75	10.286	100.00	626	92.89	36.73	0.00
10.501 to 11.000	31	4,628,200.41	0.72	10.812	100.00	624	93.08	46.44	0.00
Greater than 11.000	18	1,656,874.99	0.26	11.387	100.00	597	88.63	60.04	16.54
Subtotal (ARM Loans):	1,836	$504,956,456.83	78.01%	8.092%	100.00%	633	84.33%	71.36%	0.78%

Fixed Rate Loans:
5.501 to 6.000	3	$2,401,811.24	0.37%	5.990%	0.00%	770	49.26%	100.00%	0.00%
6.001 to 6.500	9	4,391,160.61	0.68	6.292	0.00	672	71.38	100.00	0.00
6.501 to 7.000	31	12,073,397.03	1.87	6.891	0.00	654	76.23	99.11	0.00
7.001 to 7.500	54	17,994,128.44	2.78	7.316	0.00	643	76.04	95.02	0.00
7.501 to 8.000	55	13,794,038.89	2.13	7.807	0.00	638	78.02	71.76	0.00
8.001 to 8.500	40	7,906,137.84	1.22	8.328	0.00	635	81.69	69.86	0.00
8.501 to 9.000	54	7,502,400.70	1.16	8.863	0.00	630	87.13	79.09	0.00
9.001 to 9.500	174	16,884,796.61	2.61	9.295	0.00	610	83.23	82.64	0.44
9.501 to 10.000	163	15,688,019.06	2.42	9.788	0.00	609	85.81	76.73	1.14
10.001 to 10.500	117	6,812,561.77	1.05	10.351	0.00	604	88.43	79.65	0.37
10.501 to 11.000	178	11,214,926.29	1.73	10.772	0.00	641	90.89	89.01	0.00
Greater than 11.000	593	25,640,803.42	3.96	12.097	0.00	608	96.59	98.33	0.00
Subtotal (Fixed Rate):	1,471	$142,304,181.90	21.99%	9.198%	0.00%	629	83.95%	87.02%	0.20%

Total:	3,307	$647,260,638.73	100.00%	8.335%	78.01%	632	84.25%	74.81%	0.65%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Gross Margin
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 3.000	1	$449,176.36	0.09%	8.500%	100.00%	629	100.00%	100.00%	0.00%
3.001 - 3.500	3	717,221.81	0.14	6.955	100.00	645	79.85	87.45	31.30
3.501 - 4.000	148	45,620,904.48	9.03	6.995	100.00	657	77.14	91.17	0.00
4.001 - 4.500	348	96,469,074.46	19.10	7.318	100.00	638	78.56	87.91	0.00
4.501 - 5.000	315	90,911,331.37	18.00	7.614	100.00	628	79.11	81.88	0.17
5.001 - 5.500	257	77,171,711.71	15.28	8.067	100.00	626	83.40	73.54	1.25
5.501 - 6.000	259	74,418,538.22	14.74	8.540	100.00	630	90.89	63.59	0.76
6.001 - 6.500	417	100,848,600.48	19.97	9.270	100.00	630	92.76	42.65	1.09
6.501 - 7.000	48	11,520,346.17	2.28	9.032	100.00	642	92.29	46.42	3.04
7.001 - 7.500	12	1,910,194.24	0.38	8.995	100.00	576	84.78	100.00	4.00
7.501 - 8.000	13	2,683,981.43	0.53	9.248	100.00	593	83.58	100.00	18.94
8.001 - 8.500	12	1,789,468.30	0.35	9.359	100.00	613	80.69	75.03	0.00
8.501 - 9.000	3	445,907.80	0.09	9.780	100.00	648	94.24	15.12	0.00
Total:	1,836	$504,956,456.83	100.00%	8.092%	100.00%	633	84.33%	71.36%	0.78%

Initial Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
2.000	19	$5,593,011.62	1.11%	8.656%	100.00%	648	83.67%	64.51%	0.00%
3.000	1,817	499,363,445.21	98.89	8.086	100.00	633	84.34	71.44	0.79
Total:	1,836	$504,956,456.83	100.00%	8.092%	100.00%	633	84.33%	71.36%	0.78%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Subsequent Periodic Cap
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1.000	1,814	$498,795,358.81	98.78%	8.086%	100.00%	633	84.34%	71.50%	0.79%
1.500	3	657,508.92	0.13	8.318	100.00	614	90.90	29.51	0.00
2.000	19	5,503,589.10	1.09	8.657	100.00	647	82.84	63.93	0.00
Total:	1,836	$504,956,456.83	100.00%	8.092%	100.00%	633	84.33%	71.36%	0.78%

Maximum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
11.001 - 11.500	2	$728,662.83	0.14%	5.500%	100.00%	608	80.00%	100.00%	0.00%
11.501 - 12.000	13	4,772,934.06	0.95	5.900	100.00	666	80.00	100.00	0.00
12.001 - 12.500	55	21,382,681.27	4.23	6.393	100.00	661	76.93	85.60	0.00
12.501 - 13.000	191	63,834,664.49	12.64	6.840	100.00	644	77.59	86.60	0.00
13.001 - 13.500	245	70,906,348.54	14.04	7.334	100.00	629	78.83	84.02	0.43
13.501 - 14.000	367	106,634,056.32	21.12	7.825	100.00	630	82.19	78.58	0.55
14.001 - 14.500	283	75,428,610.57	14.94	8.310	100.00	626	85.48	76.04	0.65
14.501 - 15.000	275	71,805,579.99	14.22	8.801	100.00	632	90.35	56.45	1.37
15.001 - 15.500	159	41,113,961.28	8.14	9.265	100.00	637	92.15	45.14	1.27
15.501 - 16.000	138	30,605,190.87	6.06	9.799	100.00	625	92.30	45.84	2.55
16.001 - 16.500	58	11,340,823.82	2.25	10.286	100.00	626	92.89	36.73	0.00
16.501 - 17.000	32	4,746,067.80	0.94	10.783	100.00	622	93.13	47.77	0.00
17.001 - 17.500	12	1,292,908.43	0.26	11.256	100.00	603	89.44	53.82	18.11
17.501 - 18.000	5	324,083.39	0.06	11.717	100.00	576	85.84	79.96	0.00
18.501 - 19.000	1	39,883.17	0.01	12.950	100.00	571	85.00	100.00	100.00
Total:	1,836	$504,956,456.83	100.00%	8.092%	100.00%	633	84.33%	71.36%	0.78%

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Collateral Characteristics - Group 2 (continued)
Collateral characteristics are listed below as of the Cut-Off Date.

Minimum Rate
(%)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
<= 5.500	928	$275,221,951.29	54.50%	7.402%	100.00%	636	79.18%	84.12%	0.32%
5.501 - 6.000	260	72,948,797.80	14.45	8.436	100.00	629	89.98	66.99	0.77
6.001 - 6.500	278	75,206,902.43	14.89	8.902	100.00	632	91.93	46.28	1.10
6.501 - 7.000	148	35,863,804.34	7.10	9.557	100.00	631	92.93	44.62	2.40
7.001 - 7.500	66	13,092,910.61	2.59	9.518	100.00	629	90.16	45.95	0.28
7.501 - 8.000	49	12,141,224.80	2.40	8.934	100.00	621	87.01	72.47	4.19
8.001 - 8.500	37	8,134,450.09	1.61	8.965	100.00	611	82.38	81.19	2.88
8.501 - 9.000	39	7,408,180.42	1.47	9.023	100.00	623	86.21	66.52	0.00
9.001 - 9.500	11	1,761,288.46	0.35	9.325	100.00	633	85.88	50.45	0.00
9.501 - 10.000	11	1,397,918.58	0.28	9.816	100.00	610	88.77	63.24	2.85
10.001 - 10.500	6	1,435,378.47	0.28	10.270	100.00	613	90.63	49.11	0.00
10.501 - 11.000	3	343,649.54	0.07	10.946	100.00	560	81.81	100.00	0.00
Total:	1,836	$504,956,456.83	100.00%	8.092%	100.00%	633	84.33%	71.36%	0.78%

Months to Next Rate Adjustment
(months)	Mortgage Loans	Principal Balance ($)	% of Principal Balance	Weighted Avg. Gross Coupon (%)	% ARM	Non-Zero Weighted Avg. FICO	Weighted Avg. Original CLTV (%)	Full Doc (%)	% MI
1 - 12	24	$5,964,354.14	1.18%	8.609%	100.00%	641	84.48%	66.72%	7.34%
13 - 24	1,765	485,634,979.44	96.17	8.102	100.00	632	84.45	71.38	0.72
25 - 36	47	13,357,123.25	2.65	7.509	100.00	651	79.71	72.70	0.00
Total:	1,836	$504,956,456.83	100.00%	8.092%	100.00%	633	84.33%	71.36%	0.78%